UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under § 240.14a-12
ONTRAK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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ONTRAK, INC.

333 S. E. 2nd Avenue, Suite 2000 Miami, FL 33131 (310) 444-4300
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 10, 2024
Dear Stockholders of Ontrak, Inc.:
You are invited to participate in the 2024 annual meeting of stockholders of Ontrak, Inc., to be held on September 10, 2024 at 10:00 a.m. Pacific Time. The annual meeting will be a completely virtual meeting conducted via live audio webcast. We believe this technology provides expanded access, improved communication, and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation from any location around the world. The accompanying proxy statement includes instruction on how to attend the annual meeting via the live audio webcast. Stockholders will not be able to attend the annual meeting in-person.
At the annual meeting, holders of our common stock will consider and vote upon the following items:
1.    To elect three directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;
2.    To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.    To approve our Amended and Restated 2017 Stock Incentive Plan;
4.    To approve our non-employee director retention plan;
5.    To approve, on an advisory basis, the compensation of our named executive officers;
6.    To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of our named executive officers;
7.    To approve a proposal to give our board of directors the authority to file, at its discretion, a certificate of amendment to our amended and restated certificate of incorporation, as amended, to effect a reverse split of our issued common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-15, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by our board of directors in its discretion and to be effected, if at all, in the sole discretion of our board of directors, at any time following stockholder approval and before September 10, 2025 without further approval or authorization of our stockholders;
8.    To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of Proposal 7 if there are not sufficient votes to approve Proposal 7; and
9.    To transact any other business that may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the accompanying proxy statement.
Our board of directors fixed the close of business on July 18, 2024 as the record date for the annual meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the annual meeting.

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Whether or not you expect to attend the meeting, please vote your shares promptly to ensure the presence of a quorum at the meeting. You may vote your shares over the Internet or via a toll-free telephone number. If you received a paper copy of a proxy or voting instruction card by mail, you may submit your proxy or voting instruction card for the meeting by completing, signing, dating and returning your proxy or voting instruction card. Please follow the instructions in the accompanying proxy statement to vote.

By order of the Board of Directors,

Miami, Florida	Michael E. Sherman
[●]	Chairman of the Board of Directors

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PROXY STATEMENT
2024 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 10, 2024
Ontrak, Inc., a Delaware corporation (“we,” “our,” “us,” the “Company,” the “Corporation” or “Ontrak”), prepared these materials for use at its 2024 annual meeting of stockholders and any adjournment or postponement thereof (the “Annual Meeting”). The Annual Meeting is scheduled to begin at 10:00 a.m. Pacific Time, on September 10, 2024.
The Annual Meeting will be a completely virtual meeting conducted via live audio webcast. We believe this technology provides expanded access, improved communication and cost savings for our stockholders. Hosting a virtual meeting enables increased stockholder attendance and participation from any location around the world.
In accordance with Securities and Exchange Commission (“SEC”) rules, we opted to use the Internet as the primary means of furnishing proxy materials to our stockholders. Accordingly, unless a stockholder previously elected to receive printed copies of our proxy materials, a notice of internet availability of proxy materials has been sent to stockholders instead of mailing printed copies. Such notice provides instructions on how to access our proxy materials via the Internet and how to request a printed set at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.
Our proxy materials will be first sent or made available to stockholders on or about [●]. We are soliciting proxies pursuant to this proxy statement for use at the Annual Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: This proxy statement and our annual report on Form 10-K for the year ended December 31, 2023 are available at http://www.astproxyportal.com/ast/27474 and on our website at www.ontrakhealth.com. Certain documents referenced in the proxy statement are available on our website. However, we are not including the information contained on our website, or any information that may be accessed by links on our website, as part of, or incorporating it by reference into, this proxy statement.

QUESTIONS AND ANSWERS ABOUT THE MEETING
Why did I receive these proxy materials?
We are providing these proxy materials in connection with the solicitation by our board of directors of proxies to be voted at the Annual Meeting and at any adjournment or postponement thereof.
What will be voted on at the Annual Meeting?
Holders of our common stock will consider and vote upon the following items:
1.    To elect three directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified (the “Election of Directors Proposal”);
2.    To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (the “Ratification of Auditors Proposal”);
3.    To approve our Amended and Restated 2017 Stock Incentive Plan (the “Stock Incentive Plan Proposal”);
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4.    To approve our non-employee director retention plan (the “Non-Employee Director Retention Plan Proposal”);
5.    To approve, on an advisory basis, the compensation of our named executive officers (the “Say-on-Pay Proposal”);
6.    To indicate, on an advisory basis, the preferred frequency of holding an advisory vote on the compensation of our named executive officers (the “Frequency of Say-on-Pay Proposal”);
7.    To approve a proposal to give our board of directors the authority to file, at its discretion, a certificate of amendment to our amended and restated certificate of incorporation, as amended, to effect a reverse split of our issued common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-15, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by our board of directors in its discretion and to be effected, if at all, in the sole discretion of our board of directors, at any time following stockholder approval and before September 10, 2025 without further approval or authorization of our stockholders (the “Reverse Stock Split Proposal”); and
8.    To approve the adjournment of the meeting, if necessary or advisable, to solicit additional proxies in favor of the Reverse Stock Split Proposal if there are not sufficient votes to approve the Reverse Stock Split Proposal (the “Adjournment Proposal”).
Who is entitled to vote at the Annual Meeting?
The record date for the Annual Meeting is July 18, 2024. Only stockholders of record at the close of business on the record date are entitled to vote at the Annual Meeting. On the record date, there were 47,967,725 shares of our common stock outstanding and entitled to vote.
Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting on which the holders of common stock are entitled to vote.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If, as of the record date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered a “stockholder of record.”
If, as of the record date, your shares were held in a stock brokerage account and/or registered in the name of a broker, bank or other organization, then those shares are considered to be held in “street name” and you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct the broker, bank or other organization holding your shares how to vote the shares you beneficially own. You should have received a notice with voting instructions from the broker, bank or other organization that holds those shares. Follow the instructions provided by that broker, bank or other organization to ensure that your vote is counted.
How do I attend the Annual Meeting?
To attend the Annual Meeting, go to https://web.lumiconnect.com/250638678. Online check-in will begin at 9:30 a.m. Pacific Time on September 10, 2024. We recommend logging-on at that time to allow ample time for the check-in procedures.  Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone or similar companies.
If you are a stockholder of record, you should click on “I have a login,” enter the control number found on the notice of internet availability of proxy materials or proxy card you received, and enter the password “ontrak2024” (the password is case sensitive).
If you are a beneficial owner, in order to attend the Annual Meeting you must obtain a legal proxy from the organization holding the shares you beneficially own and register to attend the Annual Meeting. For additional information regarding this process, see “How do I vote at the Annual Meeting,” below.
How do I vote at the Annual Meeting?
You are invited to attend the Annual Meeting online to vote on the proposals described in this proxy statement during the meeting, however, you may vote your shares by simply following the instructions below to vote via
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the Internet, by telephone or by mail. Even if you intend to attend the Annual Meeting, we encourage you to vote your shares in advance using one of the methods described below to ensure that your vote will be represented at the Annual Meeting.
Stockholders of record; Shares registered directly in your name.
If you are a stockholder of record, you may vote the shares registered directly in your name as follows:
•During the Annual Meeting: You may vote during the meeting online. Follow the instructions above under “How do I participate in the Annual Meeting?”
•By Phone: Call the telephone number on the notice of internet availability of proxy materials or proxy card you received.
•By Internet: Go to www.voteproxy.com and follow the instructions. Please have the notice of internet availability of proxy materials or proxy card you received handy when you go to the website.
•By Mail: Complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided or return it to Equiniti Trust Company LLC, 55 Challenger Road, Suite 200B 2nd Floor, Ridgefield Park, NJ 07660, U.S.A.

Telephone and Internet voting facilities for stockholders of record should be available 24 hours a day until 11:59 p.m. Eastern Time on September 9, 2024. After that, telephone and Internet voting will be closed, and if you want to vote your shares, you will either need to ensure that we receive your proxy card before the date of the Annual Meeting or attend the Annual Meeting to vote your shares online.
We provide internet voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions, however, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.
Beneficial owner; Shares held in street name.
If you are the beneficial owner of shares registered in the name of a broker, bank or other organization, those shares are considered as held in “street name.” As the beneficial owner, you have the right to direct the organization holding your shares how to vote the shares you beneficially own. You should have received a notice with voting instructions from the organization that holds those shares. Follow the instructions provided by that organization to ensure that your vote is counted.
If you wish to attend the Annual Meeting and/or vote online during the Annual Meeting, you must obtain a legal proxy from the organization that holds the shares you beneficially own. Please contact that organization for instructions regarding obtaining a legal proxy. The legal proxy must reflect the number of shares of stock you beneficially owned as of the record date, your name and email address. After obtaining a valid legal proxy, you then must submit a request for registration to Equiniti Trust Company, LLC: (1) by email to proxy@equiniti.com; (2) by facsimile to 718-765-8730 or (3) by mail to Equiniti Trust Company, LLC, Attn: Proxy Tabulation Department, 55 Challenger Road, Suite 200B 2nd Floor, Ridgefield Park, NJ 07660, U.S.A. Requests for registration must be labeled as “Legal Proxy” and be received by Equiniti Trust Company, LLC no later than 5:00 p.m. Eastern Time on September 3, 2024. You will receive a confirmation of your registration by email after your registration materials are received.

Can I change my vote?
If you are a stockholder of record, you can revoke your proxy and/or change your vote by:
•delivering written notice that you are revoking your proxy to our Corporate Secretary, Ontrak, Inc., 333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131;
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•delivering a properly completed proxy card with a later date, or voting by telephone or on the Internet at a later date (your shares will be voted as directed in the last instructions properly received from you prior to the Annual Meeting); or
•attending and voting online at the Annual Meeting (note, simply attending the Annual Meeting will not, by itself, revoke your proxy or change any votes previously cast).
Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by our Corporate Secretary prior to the Annual Meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m. Eastern Time on September 9, 2024.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting the broker, bank or other organization that holds the shares you beneficially own and following their instructions.
What if I return a proxy card but do not make specific choices?
If you are a stockholder of record and return your signed proxy card and indicate your voting preferences in your proxy card, the persons named in the proxy card will vote the shares you are entitled to vote in accordance with the preferences indicated.
If you are a stockholder of record and return your signed proxy card but do not indicate your voting preferences in your proxy card, the persons named in the proxy card will vote the shares you are entitled to vote as follows: (i) “FOR” each of the director nominees for whom you are entitled to vote; (ii) “every three years” on the Frequency of Say-on-Pay Proposal; and (iii) “FOR” each of the other proposals described in this proxy statement.
If any other matter is properly presented at the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with the recommendation of our board of directors.
What does it mean if I receive more than one notice of internet availability of proxy materials?
If you receive more than one notice of internet availability of proxy materials, your shares may be registered in more than one name or held in different registered accounts. Please follow the voting instructions on each notice of internet availability of proxy materials to ensure that all of your shares are voted.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders of record entitled to vote at the Annual Meeting will be available 10 days prior to the Annual Meeting for any purpose relevant to the Annual Meeting. Requests to view the list should be directed to our Corporate Secretary at Ontrak Inc., Attn: Corporate Secretary, 333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting.
What is a broker non-vote?
If you hold your shares in street name (i.e., you are a beneficial owner of shares), the broker, bank or other organization that holds your shares has the authority to vote your shares only on certain of the proposals described in this proxy statement without receiving voting instructions from you. If you hold your shares in street name and you do not submit voting instructions to the broker, bank or other organization that holds your shares, whether that broker, bank or other organization may exercise its discretion to vote your shares depends on whether a particular proposal is considered a “routine” or “non-routine” matter under the rules of the New York Stock Exchange applicable to securities intermediaries (even though we are a Nasdaq-listed company).
If you do not provide voting instructions to the broker, bank or other organization that holds your shares, we do not expect that those shares will be voted on any proposal considered a “non-routine” matter because such
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broker, bank or other organization lacks discretionary authority to vote uninstructed shares on non-routine matters.
On the other hand, we expect the broker, bank or other organization that holds your shares will have discretionary voting authority to vote your shares on proposals considered to be “routine” matters even if that broker, bank or other organization does not receive voting instructions from you. However, certain brokers, banks or other organizations may elect not to vote shares without an instruction from the beneficial owner even if they have discretionary authority to do so.
Brokers, banks and other organizations may reach conclusions regarding their ability to vote your shares on a particular proposal that differ from our expectations expressed in this proxy statement. Accordingly, we urge you to direct the broker, bank or other organization that holds your shares how to vote your shares on all proposals to ensure that your vote is counted. We expect that Brokers, banks and other organizations will vote shares as you have instructed.
A “broker non-vote” will occur if the broker, bank or other organization that holds your shares cannot vote your shares on a particular matter because it has not received instructions from you and it does not have discretionary voting authority on that matter or because the organization that holds your shares chooses not to vote on a matter for which it does have discretionary voting authority.
What proposals are expected to be considered routine or non-routine matters?
We expect the Election of Directors Proposal, the Stock Incentive Plan Proposal, the Non-Employee Director Retention Plan Proposal, the Say-on-Pay Proposal, and the Frequency of Say-on-Pay Proposal to be considered non-routine matters.
We expect the Ratification of Auditors Proposal, the Reverse Stock Split Proposal, and the Adjournment Proposal to be considered routine matters.
What is the quorum requirement for the Annual Meeting?
As to the matters on which the holders of our common stock are entitled to vote, a quorum will be present if the holders of majority of the outstanding shares of our common stock on the record date are represented by proxy or by stockholders present at the Annual Meeting.
Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.
If a quorum is not present with respect to any or all of the proposals, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.
How many votes are required to approve each proposal?
Election of Directors
If a quorum is present at the Annual Meeting, directors will be elected by plurality of the votes of the shares of the class or series of shares that has the power under our certificate of incorporation or under applicable law to elect such directors. This means that, with respect to the director nominees to be elected by the holders of our common stock, if a quorum of the holders of our common stock is present, the three nominees who receive the most “FOR” votes will be elected. The holders of our common stock may vote “FOR” or “WITHHOLD” authority to vote for any or all of the director nominees to be elected by the holders of our common stock. If you “WITHHOLD” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of directors. If a nominee receives a plurality of votes but does not, however, receive a majority of votes, that fact will be considered by our nominations and governance committee in any future decision on director nominations.
Other Proposals
With respect to the Ratification of Auditors Proposal, the Stock Incentive Plan Proposal, the Non-Employee Director Retention Plan Proposal, the Say-on-Pay Proposal, and the Adjournment Proposal, if a quorum of the holders of our common stock is present, the applicable proposal will be approved by our stockholders if the
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holders of a majority of the shares of our common stock present or represented by proxy at the meeting and entitled to vote on such proposal vote “FOR” such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on each of these proposals. Abstentions will have the same effect as “AGAINST” votes and broker non-votes will have no effect on the outcome of these proposals. However, we expect each of the Ratification of Auditors Proposal and the Adjournment Proposal to be considered a routine matter, and because brokers, banks and other organizations may vote in their discretion on routine matters, we do not expect broker non-votes on either of those proposals.
With respect to the Frequency of Say-on-Pay Proposal, if a quorum of the holders of our common stock is present, the alternative (every year, every two years or every three years) that receives the greatest number of votes will be designated the stockholders’ preference on such proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.
With respect to the Reverse Stock Split Proposal, if a quorum of the holders of our common stock is present, such proposal will be approved by our stockholders if a majority of the votes cast by the holders of all the shares of common stock present or represented by proxy at the meeting and voting affirmatively or negatively on the proposal are "FOR" such proposal. You may vote “FOR,” “AGAINST” or “ABSTAIN” from voting on this proposal. Abstentions and broker non-votes will have no effect on the outcome this proposal. However, we expect this proposal to be considered a routine matter, and because brokers, banks and other organizations may vote in their discretion on routine matters, we do not expect broker non-votes on this proposal.
Do I have cumulative voting rights?
Our stockholders do not have cumulative voting rights on any of the proposals to be presented at the meeting.
Am I entitled to dissenter rights or appraisal rights?
Our stockholders are not entitled to dissenters’ rights or appraisal rights under the Delaware General Corporation Law on any of the proposals to be presented at the meeting.
Can I access the notice of annual meeting, proxy statement and annual report on Form 10-K via the Internet?
Yes, the notice of annual meeting, this proxy statement and our annual report on Form 10-K for the year ended December 31, 2023 are available at http://www.astproxyportal.com/ast/27474. Instead of receiving future proxy statements and accompanying materials by mail, most stockholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will save us the cost of producing documents and mailing them to your home or business, and also gives you an electronic link to the proxy voting site.
Stockholders of Record: You may enroll in the electronic proxy delivery service at any time by accessing your stockholder account at www.equiniti.com and following the enrollment instructions.
Beneficial Owners: You may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by the organization that holds your shares regarding the availability of this service.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies pursuant to this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission or by other means of communication. None of our directors, officers or employees will be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
How can I find out the results of the voting at the meeting?
Preliminary voting results will be announced at the meeting. Final voting results will be reported in a Current Report on Form 8-K filed with the SEC.
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Who can help answer any other questions I might have?
If you have any questions concerning the meeting (including accessing the meeting by virtual means) or need help voting your shares, please contact our transfer agent, Equiniti Trust Company, LLC.

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PROPOSAL 1
ELECTION OF DIRECTORS PROPOSAL
Generally
Our board of directors currently consists of three members. There are three nominees for director to be elected by the holders of our common stock.
The three nominees to be elected by the holders of our common stock are Michael E. Sherman, Richard A. Berman and James M. Messina, each of whom currently serves on our board of directors and was most recently elected to our board of directors at our 2023 annual meeting of stockholders.
Under the terms of the certificate of designation for our preferred stock, if dividends on our preferred stock have not been paid in an aggregate amount equal to the equivalent of at least six or more quarterly dividends (whether consecutive or not), the number of directors constituting our board of directors will be increased by two, and the holders of our preferred stock, will have the right, voting separately as a single class, to fill such newly created directorships (and to fill any vacancies in the terms of such directorships). Dividends on our preferred stock are payable every February 28, May 30, August 31, and November 30. We have not declared a dividend on our preferred stock since February 2022 and, accordingly, the holders of our preferred stock currently have the right, voting separately as a single class, to elect two directors to our board of directors at the Annual Meeting. However, no individual has been nominated for election to our board of directors by the holders of our preferred stock, and, accordingly, the holders of our preferred stock will not be voting to elect a director at the annual meeting.

Each of the director nominees to be elected by the holders of our common stock have consented to serve on our board of directors if elected. If elected, each such director will hold office until the next annual meeting of stockholders and until his or her respective successor is elected and qualified. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), proxies may be voted for such substitute nominees as we may designate.
Nominees to be Elected by the Holders of Our Common Stock
Set forth below is biographical and other information about the director nominees to be elected by the holders of our common stock. Following each nominee’s biographical information, we have provided information concerning the experience, qualifications, attributes or skills that led the nominations and governance committee of our board of directors and our board of directors to determine that such person should serve on our board of directors, in light of our business and structure.

Name	Age	Position	Director Since
Michael E. Sherman	65	Director, Chairman of the Board, Chairman of the Compensation Committee, Member of the Nominations and Governance Committee, and Member of the Audit Committee.	2017
Richard A. Berman	79	Director, Chairman of the Audit Committee, Member of the Nominations and Governance Committee, and Member of the Compensation Committee.	2014
James M. Messina	65	Director, Chairman of the Nominations and Governance Committee, Member of the Compensation Committee, and Member of the Audit Committee.	2022

Michael E. Sherman has served on our board of directors since July 2017 and has served as Chairman of our board of directors since March 2023. He has worked in finance for over 30 years, having last served as a Managing Director in Investment Banking, at Barclays Plc. Prior to Barclays, Mr. Sherman was at Lehman Brothers, Inc. and Salomon Brothers Inc. Mr. Sherman specialized in equity capital markets and covered
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Healthcare companies, in addition to companies in other sectors. Mr. Sherman also is currently a Board Member at BioVie, Inc., a specialty pharmaceutical company. Mr. Sherman began his career in finance as a lawyer at Cleary, Gottlieb, Steen & Hamilton in New York City and Hong Kong. We believe Mr. Sherman’s qualifications to serve on our board of directors include his experience in the banking and securities industry, and his experience in the healthcare industry.
Richard A. Berman has served on our board of directors since February 2014. He is the Associate Vice President of Strategic initiatives for the University of South Florida Research and Innovation. He is a visiting professor of social entrepreneurship in the Muma College of Business, and a professor in the institute of innovation and advanced discovery at USF. As a recognized global leader, Mr. Berman has held positions in health care, education, politics and management. He has worked with several foreign governments, the United Nations, the U.S. Department of Health and Welfare, the FDA, and as a cabinet level official for the state of New York. He has also worked with McKinsey & Co, NYU Medical Center, Westchester Medical, Korn-Ferry International, Howe-Lewis International and numerous startup companies. In 1995, Mr. Berman was selected by Manhattanville College to serve as its tenth President. Mr. Berman is credited with the turnaround of the College, where he served until 2009. Mr. Berman serves on the board of several organizations including EmblemHealth and as an elected member of the National Academy of Medicine of the National Academy of Sciences (Formerly known as the Institute of Medicine). Mr. Berman received his BBA, MBA, and MPH from the University of Michigan and holds honorary doctorates from Manhattanville College and New York Medical College. We believe Mr. Berman’s qualifications to serve on our board of directors include his extensive experience as an executive in several healthcare firms. In addition, as a board member of a health plan we believe he has an understanding of our customer base and current developments and strategies in the health insurance industry.
James M. Messina has served on our board of directors since August 2022. He is a Co-Founder and General Partner of Seattle Hill Ventures and x4 Capital Partners, which invest in, and support, startup ventures by providing business development, marketing, operating and technology support. Previously, Mr. Messina was the Executive Vice President and Chief Operating Officer for Premera Blue Cross ("Premera"). He was responsible for effectively servicing the needs of Premera’s customers with oversight of all operational functions, from customer service to claims processing. Mr. Messina also led Sales and Marketing, responsible for growth and earnings across all markets and business lines throughout the Premera family of companies. Prior to joining Premera, Mr. Messina served as President and Chief Executive Officer of CareSite Pharmacies. He previously served as Chief Executive Officer and President of HealthMarket, a consumer-driven insurance company. Mr. Messina also served in senior level roles at CIGNA and UnitedHealth Group. We believe Mr. Messina’s qualifications to serve on our board of directors include his role as an investor in startup ventures and his extensive experience as an executive in healthcare firms.
Our board of directors unanimously recommends that you vote “FOR” Michael E. Sherman, Richard A. Berman and James M. Messina, the persons nominated by our board of directors to be elected by the holders of our common stock.

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CORPORATE GOVERNANCE
Role and Composition of our Board of Directors
Our board of directors is the ultimate decision-making body of the Company, except with respect to those matters reserved to our stockholders. Our board of directors appoints our chief executive officer, or person or persons performing similar functions, and other members of our senior management team, and provides an oversight function for the chief executive officer’s execution of overall business strategy and objectives. Our board of directors acts as an advisor and counselor to senior management and validates business strategy and direction. The primary function of our board of directors is to monitor the performance of senior management and facilitate growth and success by providing mentoring and actionable business advice honed by substantial substantive knowledge of our business and history tempered with significant outside business experience.
Our amended and restated bylaws state that the number of directors shall be determined from time to time by our board of directors. Our directors are elected at the annual meeting of stockholders. In all elections of directors, every stockholder has the right to vote the number of shares owned by such stockholder for each director to be elected by the class of shares owned by such stockholder. A director or our entire board of directors, may be removed, with or without cause, by the holders of a majority of the shares of the class entitled to vote for the election of such director(s).
With respect to the directors to be elected by the holders of our common stock, any vacancy may be filled by a majority vote of our board of directors or by an election either at an annual meeting or at a special meeting of the stockholders called for that purpose. Any directors elected by the stockholders to fill a vacancy will hold office for the balance of the term for which he or she was elected. A director appointed by our board of directors to fill a vacancy will serve until the next meeting of stockholders.
Director Independence
As required under Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must be “independent,” as affirmatively determined by the board of directors. After review of all relevant transactions and relationships between each of our current directors or any of their respective family members, and the Company, its senior management and its independent auditors, our board of directors determined that each of our current directors is independent under Nasdaq listing standards. In making this determination, our board of directors considered that there were no transactions or relationships between any of such individuals, on the one hand, and the Company, its senior management or its independent auditors, on the other hand.
Our board of directors also determined that each director currently serving on the audit, compensation, and nominations and governance committees of our board of directors is “independent” within the meaning of the applicable Nasdaq listing standards for service on such committees.
Meetings of the Board and its Committees
During 2023, our board of directors held 13 meetings, our audit committee held six meetings, our compensation committee held four meetings, and our nominations and governance committee held four meetings.
During 2023, all directors attended at least 75% of the aggregate total number of meetings of our board of directors and of the committees of our board of directors on which they served.
Attendance of Directors at Annual Meetings of Stockholders
We have no formal policy regarding director attendance at stockholder meetings, though we encourage the members of our board of directors to attend our annual meeting of stockholders whenever possible. None of our directors attended last year’s annual meeting of stockholders.
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Committees of our Board of Directors
Audit Committee
Our audit committee currently consists of three directors, Messrs. Berman, Sherman and Messina, with Mr. Berman serving as the chairman. Our board of directors has determined that each of the members of the audit committee is independent under applicable Nasdaq rules, meets the applicable requirements for audit committee members, including Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and that Mr. Berman qualifies as an “audit committee financial expert” as defined by Item 401(h)(2) of Regulation S-K. The duties and responsibilities of the audit committee include (i) selecting, evaluating and, if appropriate, replacing our independent registered accounting firm, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies, any significant deficiencies in the design or operation of internal controls or material weakness therein and any significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation and (iv) overseeing related auditing matters.
A copy of the audit committee’s written charter is available through the “Investors-Governance” section of our website at www.ontrakhealth.com.
Nominations and Governance Committee
Our nominations and governance committee currently consists of three directors, Messrs. Berman, Sherman and Messina, with Mr. Messina serving as the chairman. Our board of directors has determined that each of the members of the committee is independent under applicable Nasdaq rules. The committee nominates new directors and periodically oversees corporate governance matters.
The charter of the nominations and governance committee provides that the committee will consider board candidates recommended for consideration by our stockholders, provided the stockholders provide information regarding candidates as required by the charter, our amended and restated bylaws or reasonably requested by us within the timeframe proscribed in our amended and restated bylaws, Rule 14a-8 of Regulation 14A under the Exchange Act, and other applicable rules and regulations. Other than the charter and our amended and restated bylaws, the nominations and governance committee has no formal policy regarding the consideration of nominees for election as directors that may be recommended by our stockholders. Stockholders are advised to review our amended and restated bylaws, which contain additional requirements relating to stockholder proposals and director nominations, including who may submit them and what information must be included. Director nominee materials are required to be sent to Ontrak, Inc., Attn: Corporate Secretary, 333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131.
There are no specific minimum qualifications required to be met by a director nominee recommended for a position on our board of directors, nor are there any specific qualities or skills that are necessary for one or more of our directors to possess, other than as are necessary to meet any requirements under the rules and regulations applicable to us.
The nominations and governance committee considers director candidates that are suggested by members of our board of directors, as well as management and stockholders. The committee may also retain a third-party executive search firm to identify candidates. The process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves reviewing potentially eligible candidates, conducting background and reference checks, interviews with the candidate and others (as schedules permit), a meeting to consider and approve the candidate and, as appropriate, preparing and presenting to the full board of directors an analysis with respect to particular recommended candidates. The nominations and governance committee endeavors to identify director nominees who have the highest personal and professional integrity, have demonstrated exceptional ability and judgment, and, together with other director nominees and members, are expected to serve the long term interest of our stockholders and contribute to our overall corporate goals.
A copy of the nominations and governance committee’s written charter is available through the “Investors-Governance” section of our website at www.ontrakhealth.com.
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Compensation Committee
Our compensation committee currently consists of three directors, Messrs. Berman, Sherman and Messina, with Mr. Sherman serving as the chairman. Our board of directors has determined that each of the members of the committee is independent under applicable Nasdaq rules. Each year, the compensation committee approves, or reviews and recommends to our board of directors for approval, the compensation paid to our executive officers. The compensation committee also annually reviews and recommends to our board of directors for approval, the compensation of our non-employee directors.
A copy of the compensation committee’s written charter is available through the “Investors-Governance” section of our website at www.ontrakhealth.com.
Board Diversity
Although we do not presently have a formal board diversity policy, we believe in diversity and value the benefits that diversity can bring to our board of directors. Diversity promotes the inclusion of different perspectives and ideas, mitigates against group think and ensures that the Company has the opportunity to benefit from all available talent.
We seek to maintain a board of directors comprised of talented and dedicated directors with a diverse mix of expertise, experience, skills and backgrounds. The skills and backgrounds collectively represented on our board of directors should reflect the diverse nature of the business environment in which we operate. For purposes of board of directors' composition, diversity includes, but is not limited to, business experience, geography, age, gender and ethnicity.
We are committed to a merit-based system for board of directors' composition within a diverse and inclusive culture which solicits multiple perspectives and views and is free of conscious or unconscious bias and discrimination. When assessing the composition of our board of directors and identifying suitable candidates for appointment or re-election to our board of directors, we will consider candidates on merit against objective criteria having due regard to the benefits of diversity and the needs of our board of directors. As we pursue future director recruitment efforts, our nominations and governance committee will continue to seek candidates who can contribute to the diversity of views and perspectives of our board of directors. This includes seeking out individuals of diverse ethnicities, a balance in terms of gender, and individuals with diverse perspectives informed by other personal and professional experiences.
Board Diversity Matrix
Pursuant Nasdaq Listing Rule 5606(f), set forth below is certain information on each director’s voluntary self-identified characteristics as of July 18, 2024.

Total Number of Directors	3

	Female	Male	Non-Binary	Did Not Disclose
Part I: Gender Identity
Directors	0	2	0	1

Part II: Demographic Background
White	0	2	0	0
Did Not Disclose Demographic Background	0	0	0	1

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Code of Ethics
Our board of directors has adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our code of ethics is available through the “Investors-Governance” section of our website at http://www.ontrakhealth.com. Information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We intend to disclose any changes in our code of ethics or waivers from it that apply to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on our website or by filing a Form 8-K with the SEC in each case, accordance with applicable SEC or Nasdaq rules.
Leadership Structure
Our board of directors does not have a policy as to whether the roles of chairman of our board of directors and chief executive officer should be separate or combined. Periodically, our board of directors assesses these roles and the board leadership structure to ensure the interests of Ontrak and its stockholders are best served. Currently, the chairman position is held by Michael E. Sherman and our Chief Executive Officer is Brandon H. LaVerne. Our board of directors has determined that its current structure, with separate chairman and chief executive officer roles is in the best interests of Ontrak and its stockholders at this time.
Board Oversight of Risk
Our board of directors relies on Ontrak’s management to take primary responsibility for identifying material risks the company faces and communicating them to the board, developing and implementing appropriate risk management strategies responsive to those risks with oversight from the board of directors, and integrating risk management into the company’s decision-making processes. Our board of directors regularly reviews information regarding our credit, liquidity and operational risks as well as strategies for addressing and managing such risks. Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board, as a whole, as well as through various standing committees of our board that address risks inherent in their respective areas of oversight.
Stockholder Communications with the Board
Any stockholder who has an interest in communicating with the chairman of our board of directors or any of our other directors regarding any matter may do so by directing communication to the chairman of our board of directors addressed to Chairman of the Board, c/o Corporate Secretary, Ontrak, Inc., 333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131. These communications will be reviewed by the Corporate Secretary, who will determine whether the communication is appropriate for presentation to our board of directors or the relevant director. The purpose of this screening is to avoid having our board of directors consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). For matters related to nominations or corporate governance, a communication should specify that it is directed to the nominations and governance committee. For matters related to finance or auditing, a communication should specify that it is directed to the audit committee. For matters related to compensation, a communication should specify that it is directed to the compensation committee. Messages for any director or the board of directors as a whole may be delivered through the chairman as well.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC, initial reports of ownership and reports of changes in ownership of our equity securities. Such persons are required by SEC regulations to furnish us with copies of all such reports they file.
To our knowledge, based solely on a review of the copies of such reports furnished to us regarding the filing of required reports, we believe that all Section 16(a) reports required to be filed by our directors, executive officers and greater-than-ten-percent beneficial owners with respect to fiscal 2023 were timely filed, except
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that a Form 4 reporting one transaction was filed late by each of Messrs. Peizer, Sherman, Berman, Messina, LaVerne, and Park, and Ms. Osborne.
Anti-Hedging Policy
We have adopted an insider trading policy that includes a provision restricting trading of any interest or provision relating to the future price of our securities. The insider trading policy specifically prohibits: (i) transactions in puts, calls or other derivative securities; (ii) short sales; (iii) certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts; and (iv) margin accounts or pledges, except in limited circumstances. The insider trading policy applies to each of our directors, officers, and to employees, consultants or contractors in roles who may have received material nonpublic information, including members of their immediate families, members of their households, and entities or persons controlled by them.
Clawback Policy
The SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act, and Nasdaq adopted listing standards consistent with the SEC rules. In compliance with those standards, we adopted a policy on recovery of erroneously awarded compensation, or “clawback” policy, which applies to our executive officers and any other key employees designed by our compensation committee. Under the policy, if we are required to prepare an accounting restatement of our financial statements due to our material noncompliance with any financial reporting requirement under U.S. securities laws, we will determine, with respect to each person subject to the policy, the amount of any incentive-based compensation received by such person during the applicable “look-back period” (which generally means the three completed fiscal years immediately preceding the date on which our board of directors concludes that we are required to prepare an accounting restatement) that exceeds the amount of the incentive-based compensation that would have been received by such person had the amount of such incentive-based compensation been calculated based on the restated amounts, irrespective of any fault, misconduct or responsibility for the accounting restatement, and thereafter we will reasonably promptly recover such amount of erroneously awarded compensation, subject to limited exceptions as permitted by Nasdaq rules. The incentive-based compensation covered by the policy includes all compensation granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure (which is generally defined as any measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements, and any measure that is derived wholly or in part from such measure).
Compensation Committee Interlocks and Insider Participation
No member of our compensation committee nor any of our named executive officers has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.
No member of our compensation committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.
Family Relationships; Arrangements; Legal Proceedings
There are no family relationships among any of our directors and executive officers. There are no arrangements or understandings with another person under which any of our current directors or officers was or is to be selected as a director or executive officer. Additionally, none of our directors or executive officers is involved in any legal proceeding that requires disclosure under Item 401(f) of Regulation S-K.

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EXECUTIVE OFFICERS
The following table lists our executive officers as of July 18, 2024 and their respective ages and positions.

Name	Age	Position
Brandon H. LaVerne	52	Chief Executive Officer and Chief Operating Officer
Mary Louise Osborne	63	President and Chief Commercial Officer
James J. Park	47	Chief Financial Officer
Brandon H. LaVerne has served as our Chief Executive Officer since November 2023 and Chief Operating Officer since June 2022. Mr. LaVerne previously served as the Company’s Interim Chief Executive Officer from March 2023 to November 2023 and Co-President from June 2022 to March 2023. In addition, Mr. LaVerne served as the Company’s Chief Financial Officer from March 2020 to June 2022. Prior to joining the Company, Mr. LaVerne worked at PCM, Inc. from October 1998 until its sale in August 2019 and most recently served as its Chief Financial Officer, Chief Accounting Officer, Treasurer and Assistant Secretary between July 2007 and August 2019. Prior to joining PCM, Inc. Mr. LaVerne worked as the Corporate Accounting Supervisor for Computer Sciences Corporation from September 1996 to October 1998, and started his career with Deloitte & Touche LLP in September 1993. Mr. LaVerne received his Bachelor of Science in Accounting from University of Southern California and is a Certified Public Accountant (Inactive).
Mary Louise Osborne has served as our President since March 2023 and Chief Commercial Officer since June 2022. Ms. Osborne previously served as the Company’s Co-President and Chief Commercial Officer from June 2022 to March 2023 and the Company’s Chief Customer Officer from August 2021 to June 2022. Prior to joining the Company, Ms. Osborne served as the Regional Vice President, Medicaid for CVS Health from 2013 to 2020. Prior to CVS Health, Ms. Osborne served in multiple roles as Executive Vice President and President of Government Business for Coventry where she led the Mid Atlantic Government Businesses from 2002 to 2013. Ms. Osborne received her Bachelor of Arts degree from Duquesne University in 1983.
James J. Park has served as our Chief Financial Officer since June 2022, Principal Accounting Officer since August 2021 and Chief Accounting Officer since 2019. Prior to joining the Company, Mr. Park served as Controller of Cornerstone OnDemand, Inc., a cloud-based software company from 2012 to 2019. In addition, he has over 10 years of public accounting experience with PricewaterhouseCoopers. Mr. Park received his Bachelor of Arts degree in Economics with an emphasis in Accounting from the University of California, Santa Barbara and is a Certified Public Accountant (Inactive).

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EXECUTIVE COMPENSATION
Under Item 402 of Regulation S-K, (i) all individuals serving as our principal executive officer or acting in a similar capacity during 2023, regardless of compensation level, (ii) our two most highly compensated executive officers other than persons described in the preceding clause (i) who were serving as our executive officers at December 31, 2023; and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the preceding clause (ii) but for the fact that the individual was not serving as our executive officer at December 31, 2023, are considered our “named executive officers.”
At different times during 2023, each of Terren S. Peizer and Brandon H. LaVerne served as our principal executive officer, and accordingly each of them is considered one of our named executive officers. Mr. Peizer resigned from his roles as chairman of our board of directors and as chief executive officer in March 2023.
Our other named executive officers are Mary Louise Osborne, our President and Chief Commercial Officer, and James J. Park, our Chief Financial Officer. All of the information in this “Executive Compensation” section has been adjusted to reflect the 1-for-6 reverse stock split effected in July 2023.

2023 Summary Compensation Table

					Option		All Other
		Salary	Bonus		Awards		Compensation
Name and Principal Position	Year	($)	($)		($)(6)		($)(8)	Total ($)
Terren S. Peizer	2023	$ 122,500	$ —		$ —		$ 41,074	$ 163,574
Former Chairman of the Board and Chief Executive Officer (1)	2022	650,000	—		—		11,306	661,306

Brandon H. LaVerne	2023	450,000	91,900	(5)	127,814	(7)	27,139	696,853
Chief Executive Officer and Chief Operating Officer (2)	2022	400,000	—		146,710		40,436	587,146

Mary Louise Osborne	2023	450,000	61,300	(5)	95,406	(7)	24,710	631,416
President and Chief Commercial Officer (3)	2022	400,000	—		153,215		21,903	575,118

James J. Park	2023	350,000	48,200	(5)	56,657	(7)	28,399	483,256
Chief Financial Officer (4)
__________
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(1)	On March 2, 2023, Mr. Peizer resigned as the Chairman of the Board and Chief Executive Officer, effective immediately.
(2)	Mr. LaVerne was appointed to serve as the Company’s Interim Chief Executive Officer on March 3, 2023, and as the Company’s Chief Executive Officer on November 16, 2023. Mr. LaVerne has served as Chief Operating Officer since June 2022.
(3)	Ms. Osborne was appointed to serve as the Company’s President on March 3, 2023, and has served as Chief Commercial Officer since June 2022.
(4)	Mr. Park was appointed to serve as Chief Financial Officer on June 27, 2022. Mr. Park was not one of our named executive officers for our fiscal year ended December 31, 2022, and therefore in accordance with SEC guidance, information is provided only with respect to our fiscal year ended December 31, 2023.
(5)	Amount represents a retention bonus. See “—Narrative Disclosures to Summary Compensation Table—Retention Agreements,” below.
(6)	Represents the aggregate grant date fair value of option awards, valued in accordance with ASC 718, awarded to each of the named executive officers for each respective year. For a detailed discussion of the assumptions made in the valuation of stock and option awards, please see Notes 2 and 10 of our Notes to the Consolidated Financial Statements in Part II, Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2023.
(7)	Amount includes $2,464, $5,871, and $2,936 for Mr. LaVerne, Ms. Osborne and Mr. Park, respectively, of incremental fair value, computed as of the repricing date in accordance with FASB ASC Topic 718, related to the repricing of stock options in May 2023. See “—Narrative Disclosures to Summary Compensation Table—Stock Options Repricing,” below.
(8)	Amounts represent group medical and dental insurance premiums, group life insurance premiums, accidental death, short-term and long-term disability insurance premiums, internet expense reimbursement and 401(k) match in Company stock, except the amount for 2023 for Mr. Peizer represents a $25,000 lump sum payment that the Company paid to Mr. Peizer in full and final settlement of his outstanding accrued vacation balance of $495,084 and his accrued travel and expense balance of $143,621, plus a gross up amount for taxes.

Narrative Disclosures to Summary Compensation Table
2023 Equity Awards
During 2023, Mr. LaVerne, Ms. Osborne and Mr. Park were granted stock options to purchase 58,334, 41,667 and 25,000 shares of our common stock, respectively.
Stock Option Repricing
In order to incentivize our employees who held stock options, on May 11, 2023, our board of directors unanimously approved a repricing of certain stock options outstanding under our 2017 Stock Incentive Plan that had an exercise price above $10.38 per share. The repricing was expressly permitted by the terms of the stockholder-approved 2017 Stock Incentive Plan. As a result of the repricing, the per share exercise price of the affected options was set to $2.46, which was the closing price of our common stock on May 19, 2023. The repricing included options held by the named executive officers set out below.

Named Executive Officer	No. of Shares Subject to Repriced Options	Exercise Price Per Share Before Repricing ($)
Brandon H. LaVerne	31,167	10.38 - 10.44
Mary Louise Osborne	21,292	10.38 - 10.44
James J. Park	21,293	10.38 - 10.44

Retention Agreements
On April 12, 2022, our compensation committee approved retention agreements for certain key employees to further motivate such persons to remain employed with us. Under the terms of the retention agreements, the employee received a stock option and was eligible to receive a cash payment if the employee remained employed with us through April 12, 2023. A portion of the cash payment was paid following the execution of the retention agreement and the balance was payable on the next regularly scheduled payday following April 12, 2023. The stock option vests over four years, with 25% of the shares subject to the award vesting on the one-year anniversary of the date of grant, and the remaining vesting as equally as possible over the following 12 quarters, subject to the employees continued service to us. The options have a seven-year life. The table
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below set forth details of the retention agreements entered into with our named executive officers. Each of Mr. LaVerne, Ms. Osborne, and Mr. Park received their retention cash payment in April 2023.

Named Executive Officer	No. of Shares Subject to Option	Retention Cash Payment ($)
Brandon H. LaVerne	6,167	91,900
Mary Louise Osborne	4,625	61,300
James J. Park	4,625	48,200

Employment Agreements
Chief Executive Officer and Chief Operating Officer
We entered into a three-year employment agreement with Mr. LaVerne dated July 26, 2022, with an option to renew for an additional three-year term unless terminated by either party within 90 days of the end of the original term. Mr. LaVerne is eligible for an annual bonus target of 100% of his base salary based upon achieving certain milestones. If Mr. LaVerne’s employment is terminated by the Company without good cause or if he resigns for good reason, his stock options will become fully vested and may be exercised for a period of twenty-four months following the date of termination, he will receive continued payments of base salary for a period of six months from his date of termination, he will receive a lump sum payment equal to six months of his base salary plus a pro-rata share of any bonus earned for the year of termination, which is payable on the six-month anniversary of the date of termination, and he will receive Company-subsidized COBRA benefits for a period of twelve months after termination.
President and Chief Commercial Officer
We entered into a three-year employment agreement with Ms. Osborne dated July 26, 2022, with an option to renew for an additional three-year term unless terminated by either party within 90 days of the end of the original term. Ms. Osborne is eligible for an annual bonus target of 100% of her base salary based upon achieving certain milestones and allows for overachievement to a maximum of 200% of her base salary. If Ms. Osborne’s employment is terminated by the Company without good cause or if she resigns for good reason, her options will become fully vested and may be exercised for a period of twenty-four months following the date of termination, she will receive continued payments of base salary for a period of six months from her date of termination and a lump sum payment equal to six months of her base salary plus a pro-rata share of any bonus earned for the year of termination which is payable on the six-month anniversary of the date of termination, and she will receive Company-subsidized COBRA benefits for a period of twelve months after termination.
Chief Financial Officer
We entered into a three-year employment agreement with Mr. Park dated July 26, 2022, with an option to renew for an additional three-year term unless terminated by either party within 90 days of the end of the original term. Mr. Park is eligible for an annual bonus target of 50% of his base salary based upon achieving certain milestones. If Mr. Park’s employment is terminated by the Company without good cause or if he resigns for good reason, his options will become fully vested and may be exercised for a period of twenty-four months following the date of termination, he will receive continued payments of base salary for a period of six months from his date of termination, he will receive a lump sum payment equal to six months of his base salary plus a pro-rata share of any bonus earned for the year of termination which is payable on the six-month anniversary of the date of termination, and he will receive Company-subsidized COBRA benefits for a period of twelve months after termination.
Outstanding Equity Awards at Fiscal Year-End
The following table sets forth all outstanding equity awards held by our named executive officers as of December 31, 2023. Mr. Peizer, who resigned effective March 2, 2023, held no outstanding equity awards as of December 31, 2023.
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	Option Awards						Stock Awards
	Number of	Number of					Number of		Market
	Securities	Securities					Shares or		Value of Shares
	Underlying	Underlying		Option			Units of		or Units of
	Unexercised	Unexercised		Exercise		Option	That Have		Stock That
	Options (#)	Options (#)		Price		Expiration	Not Vested		Have Not
Name	Exercisable	Unexercisable		($)		Date	(#)		Vested ($)
Brandon H. LaVerne	2,313	3,854	(1)	$2.46	(8)	04/12/29	—		—
	10,417	31,250	(2)	2.418		11/29/29	—		—
	25,000	—	(3)	2.46	(8)(9)	03/25/30	—		—
	—	58,334	(4)	2.862		05/11/30	—		—
	37,730	93,438

Mary Louise Osborne	1,735	2,890	(1)	2.46	(8)	04/12/29	—		—
	10,417	31,250	(2)	2.418		11/29/29	—		—
	—	41,667	(4)	2.862		05/11/30	—		—
	9,723	6,944	(5)	2.46	(8)(9)	08/30/31	—		—
	21,875	82,751

James J. Park	1,735	2,890	(1)	2.46	(8)	04/12/29	—		—
	4,167	12,500	(2)	2.418		11/29/29	—		—
	5,834	—	(6)	2.46	(8)(9)	12/02/29	—		—
	10,834	—	(7)	2.46	(8)(9)	02/12/30	—		—
	—	25,000	(4)	2.862		05/11/30	—		—
	—	—		—		—	200	(10)	$ 80.00
	22,570	40,390
___________

(1)
This option was granted on April 12, 2022. One fourth of the number of shares subject to these options vests one-year from the date of grant and the remaining shares vest equally each quarter thereafter over the remaining three years.

(2)
This option was granted on November 29, 2022. One fourth of the number of shares subject to these options vest one-year from the date of grant and the remaining shares vest equally every six months thereafter over the remaining three years.

(3)
This option was granted on March 25, 2020. One third of the number of shares subject to these options vest one year from the date of grant and the remaining shares vest equally each month thereafter over the next 24 months.

(4)
This option was granted on May 11, 2023. One fourth of the number of shares subject to these options vest one-year from the date of grant and the remaining shares vest equally every six months thereafter over the remaining three years.

(5)
This option was granted on August 30, 2021. One fourth of the number of shares subject to these options vest one year from the date of grant and the remaining shares vest equally each month thereafter over the next 36 months.

(6)
This option was granted on December 2, 2019. One fourth of the number of shares subject to these options vest one year from the date of grant and the remaining shares vest equally each month thereafter over the next 36 months.

(7)
This option was granted on February 12, 2020. One fourth of the number of shares subject to these options vest one year from the date of grant and the remaining shares vest equally each month thereafter over the next 36 months.

(8)	This option was repriced in May 2023. There was no change to the vesting schedule of this option in connection with the repricing.
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(9)	This option was repriced in April 2022. There was no change to the vesting schedule of this option in connection with the repricing.
(10)	40% of these RSUs vest one-year from the date of grant and the remaining RSUs vest equally over the next three years.

Potential Payments Upon Termination or Change-In-Control
The employment agreements we have with our named executive officers and our equity incentive plan or individual award agreements thereunder provide for certain payments to our named executive officers at or following or in connection with a termination of their employment or a change of control of the Company.
For a description of the terms of the employment agreements, see “—Employment Agreements,” above.
The agreements pursuant to which we granted stock options and RSUs to our executive officers provide for full vesting of their unvested awards in the event of a change of control of the Company.
Under our stock incentive plans, a change of control of the Company is deemed to occur upon:
•    any persons becoming the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities;
•    a merger or consolidation of the Company whether or not approved by our board of directors, which would result in more than 50% of the total voting power represented by the voting securities; or
•    the sale or disposition by the Company of all or substantially all of its assets in a transaction requiring stockholder approval.

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PAY VERSUS PERFORMANCE
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how we or our board of directors or the compensation committee view the link between our performance and named executive officer pay, and neither our board of directors nor the compensation committee uses CAP (as defined below) as the basis for making compensation decisions.
Required Tabular Disclosure of Pay Versus Performance
The following table reports the compensation of our chief executive officer, who is our principal executive officer (“PEO”), and the average compensation of our other named executive officers (“Non-PEO NEOs”) as reported in the Summary Compensation Table (the “SCT”) in the section titled “Executive Compensation,” above, for the past three fiscal years (“FYs”), as well as the Compensation Actually Paid (“CAP”) as calculated under the SEC pay-versus-performance disclosure requirements.

Fiscal Year	Summary Compensation Table Total for First PEO (1)	Summary Compensation Table Total for Second PEO (1) (2)	Summary Compensation Table Total for Third PEO (2)	Compensation Actually Paid to First PEO (1) (6)	Compensation Actually Paid to Second PEO (1) (3) (6)	Compensation Actually Paid to Third PEO (1) (6)
2023	$—	$163,574	$696,853	$—	$163,574	$515,635
2022	801,333	661,306	—	(334,488)	(2,743,411)	—
2021	8,721,737	665,071	—	1,462,298	1,350,170	—

Fiscal Year	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Names Executive Officers (2) (5)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ("TSR") (3)	Net Loss
2023	$557,351	$444,606	$18.52	$(27,920,000)
2022	581,132	75,650	5.88	(51,573,000)
2021	1,077,075	716,930	10.18	(37,144,000)

(1) Mr. Mayhew (First PEO) and Mr. Peizer (Second PEO) each served in the capacity of PEO for part of each fiscal year 2021 and 2022.
(2) Mr. Peizer (Second PEO) and Mr. LaVerne (Third PEO) each served in the capacity of PEO for part of the fiscal year 2023.
(3) Stock options awarded to Mr. Peizer were market-based stock options which were originally reported based on a Monte Carlo simulation method. The Company utilized the Black-Scholes option-pricing model to estimate the fair value of these stock options as it believes either method would result in negligible difference in remaining value. Additionally, these stock options expired unexercised on June 2, 2023.
(4) Non-PEO NEOs were Mr. Park and Ms. Osborne in fiscal year 2023, Mr. LaVerne and Ms. Osborne in fiscal year 2022, and Dr. Robert Accordino (former Chief Medical Officer) and Ms. Osborne in fiscal year 2021.
(5) The comparison assumes $100 was invested in our common stock on the last trading day preceding the first day of each fiscal year reported.
(6) The dollar amounts reported represent the amount of CAP as computed in accordance with SEC rules and do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with requirements of SEC rule, the following adjustments were made to total compensation for each year to determine CAP:

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Fiscal Year	Executives	Summary Compensation Table	Grant Date Value of New Awards	Change in Fair Value due to Change in Exercise Price	Year End Value of New Awards	Change in Value of Unvested Awards	Change in Value of Vested Awards	Value of Equity Awards that Failed to Meet Vesting Requirements	Compensation Actually Paid
2023	Second PEO	$163,574	$—	$—	$—	$—	$—	$—	$163,574
2023	Third PEO	696,853	(127,814)	2,464	8,479	(50,291)	(14,056)	—	515,635
2023	NEO Average	557,351	(76,032)	4,404	4,845	(36,181)	(9,781)	—	444,606
2022	First PEO	801,333	(299,907)	213,377	—	—	(438,320)	(610,970)	(334,488)
2022	Second PEO	661,306	—	—	—	(3,404,717)	—	—	(2,743,411)
2022	NEO Average	581,132	(149,963)	36,677	74,366	(328,203)	(138,359)	—	75,650
2021	First PEO	8,721,737	(8,359,187)	—	—	1,099,748	—	—	1,462,298
2021	Second PEO	665,071	—	—	—	685,099	—	—	1,350,170
2021	NEO Average	1,077,075	(762,364)	—	402,219	—	—	—	716,930

Required Disclosure of the Relationship Between CAP and TSR and Net Income
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, CAP for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our named executive officers during the applicable FYs.

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All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent we specifically incorporate such information by reference.

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DIRECTOR COMPENSATION
The following table provides information regarding compensation that was awarded to, earned by or paid to the individuals who served as our non-employee directors during the year ended December 31, 2023. None of our directors were awarded, earned or were paid any cash compensation during 2023. All of the information in this “Director Compensation” section has been adjusted to reflect the 1-for-6 reverse stock split effected in July 2023.

	Option Awards	Stock Awards	Total
Name	($) (1)	($)	($)
Michael E. Sherman	$ 85,000	—	$ 85,000
Richard A. Berman	67,500	—	67,500
James M. Messina	66,867	—	66,867
____________

(1)	Represents the aggregate grant date fair value of option awards, valued in accordance with ASC 718, awarded to each of the directors in 2023. For a detailed discussion of the assumptions made in the valuation of option awards, please see Notes 2 and 10 of our Notes to the Consolidated Financial Statements in Part II, Item 8 of our annual report on Form 10-K for the fiscal year ended December 31, 2023.

Our non-employee directors are eligible to participate in our equity incentive plans, which are administered by our compensation committee under authority delegated by our board of directors. The terms and conditions of option grants to our non-employee directors under our equity incentive plans are and will be determined in the discretion of our compensation committee, consistent with the terms of the applicable plan. See Proposal 4—Director Retention Plan Proposal, below, for information concerning special retention equity awards issued to non-employee directors in June 2024, subject to approval of our stockholders.
In 2023 incumbent non-employee directors were granted stock options valued at $50,000. Grants to non-employee directors are pro-rated based upon the date they join our board of directors. In addition, each committee member was granted an additional stock option valued at $5,000, the chairman of each committee was granted an additional stock option valued at $2,500, and our lead independent director at the time was granted an additional stock option valued at $15,000. For each of the foregoing stock options, the value of the applicable stock option was determined as of their grant date using the Black-Scholes model. The exercise price of the stock options was equal to the closing price of our common stock on the date of grant and the stock options vest quarterly in substantially equal installments over a one-year period from the date of grant, subject to attendance at meetings of our board of directors unless such absence is excused by the chairman of our board of directors.
We also reimburse our directors for reasonable out-of-pocket expenses they incur in connection with attending board or committee meetings.

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Outstanding equity awards held by non-employee directors as of December 31, 2023 were as follows:

			Number of		Number of						Number of		Market Value of
			Securities		Securities				Grant Date		Securities		Securities
			Underlying		Underlying				Fair Market		Underlying		Underlying
			Unexercised		Unexercised		Option		Value		Stock Awards		Stock Awards
			Options		Options		Exercise		Options		That Have		That Have
Name	Grant Date		Exercisable (#)		Unexercisable (#)		Price ($)		Outstanding ($)		Not Vested (#)(6)		Not Vested ($)(6)
Michael E. Sherman	08/29/2022	(1)	10,174	(1)	—	(1)	$3.9066	(1)(3)	$102,260	(4)	—		$ —
	08/29/2022	(1)	6,299	(1)	—	(1)	3.9066	(1)(3)	148,566	(4)	—		—
	08/29/2022	(1)	2,772	(1)	—	(1)	3.9066	(1)	131,064	(4)	—		—
	08/29/2022	(1)	835	(1)	—	(1)	3.9066	(1)	218,911	(4)	—		—
	08/29/2022	(1)	9,384	(1)	—	(1)	3.9066	(1)	296,470	(4)	—		—
	01/03/2023		53,558		—		2.16		85,000		—		—
	08/29/2022	(2)	—		—		—		—		38,397	(2)	15,359	(2)

Richard A. Berman	08/29/2022	(1)	6,945	(1)	—	(1)	3.9066	(1)	502,500	(5)	—		—
	08/29/2022	(1)	11,155	(1)	—	(1)	3.9066	(1)(3)	112,123	(5)	—		—
	08/29/2022	(1)	6,907	(1)	—	(1)	3.9066	(1)(3)	162,890	(5)	—		—
	08/29/2022	(1)	2,683	(1)	—	(1)	3.9066	(1)	126,840	(5)	—		—
	08/29/2022	(1)	814	(1)	—	(1)	3.9066	(1)	213,318	(5)	—		—
	08/29/2022	(1)	9,143	(1)	—	(1)	3.9066	(1)	288,871	(5)	—		—
	01/03/2023		42,531		—		2.16		67,500		—		—
	08/29/2022	(2)	—		—		—		—		38,397	(2)	15,359	(2)

James M. Messina	08/29/2022		2,727		—		3.9066		6,443		—		—
	01/03/2023		40,956		—		2.16		65,000		—		—
	03/23/2023		909		—		2.82		1,867		—		—
	08/29/2022	(2)	—		—		—		—		38,397	(2)	15,359	(2)

(1)	At the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) held on August 29, 2022, our stockholders approved a director retention plan (the “2022 Director Retention Plan”). Under the terms of the 2022 Director Retention Plan, all stock options previously granted to the non-employee directors standing for reelection at the 2022 Annual Meeting were repriced (the “Repriced Options”) and, to the extent any Repriced Options were vested, such portion became entirely unvested and became 100% vested on August 29, 2023, subject to continued service on our board of directors.
(2)	On August 29, 2022, the three non-employee directors of the Company each received RSUs valued at $300,000 for their continued service on our board of directors. The RSUs vest over three years, with half vesting on the one-year anniversary of the date of grant, and the balance vesting equally on the second and third anniversary of the date of grant, subject to continued service on our board of directors. With the respect to each RSU that becomes vested, the settlement of the vested RSU will occur on the third anniversary of the date of grant.
(3)	In accordance with the 2022 Director Retention Plan, the expiration date of this option was extended to December 19, 2027.
(4)	In accordance with the 2022 Director Retention Plan, additional fair market value of $54,872 was calculated and will be expensed equally each month through August 2023.
(5)	In accordance with the 2022 Director Retention Plan, additional fair market value of $71,265 was calculated and will be expensed equally each month through August 2023.
(6)	These columns represent amounts related to awards of RSUs.

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There were a total of 322,983 shares of common stock subject to stock options and RSUs outstanding held by non-employee directors as of December 31, 2023, with an aggregate grant date fair value of $3.6 million, the last of which vest in August 2025. There were 137,954 shares of common stock subject to stock options and RSUs granted to non-employee directors during 2023 and 251,636 shares of common stock subject to stock options and RSUs granted to non-employee directors during 2022. In addition, there were 67,111 shares of common stock subject to stock options held by non-employee directors repriced in August 2022.
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EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2023. The information below has been adjusted to reflect the 1-for-6 reverse stock split effected in July 2023.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,282,746	$6.63	59,873
Equity compensation plans not approved by security holders	—	—	—
Total	1,282,746	6.63	59,873
___________
(1) Under our 2017 Stock Incentive Plan, as amended, we may grant incentive stock options, restricted and unrestricted stock awards.
(2) The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying RSUs, which have no exercise price.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the record date for the Annual Meeting (July 18, 2024) (the “Measurement Date”) by (a) each stockholder known by us to own beneficially more than 5% of our common stock, (b) our named executive officers, (c) each of our directors and director nominees, and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of the Measurement Date pursuant to the exercise or conversion of outstanding securities to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in the footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 47,967,725 shares of common stock outstanding on the Measurement Date.

			Total
		Shares	common
	Common	beneficially	stock	Percent
	stock	owned	beneficially	of
Name of beneficial owner (1)	owned	(2)	owned	class
5% or Greater Stockholder
Acuitas Group Holdings, LLC (3)	29,064,175	242,600,321	271,664,496	93.5%

Directors, Director Nominees and Named Executive Officers
Michael E. Sherman	2,592	306,784	309,376	*
Richard A. Berman	-	247,200	247,200	*
James M. Messina	-	211,614	211,614	*
Brandon H. LaVerne	7,349	58,678	66,027	*
Mary Louise Osborne	5,386	41,144	46,530	*
James J. Park	3,183	31,770	34,953	*
Terren S. Peizer (3)(4)	29,064,175	242,600,321	271,664,496	93.5%

All current directors and executive officers as a group (6 persons)	18,510	897,190	915,700	1.9%

*				Less than 1%.
(1)				Except as set forth below, the mailing address of all individuals listed is c/o Ontrak, Inc., 333 S. E. 2nd Avenue, Suite 2000, Miami, FL, 33131.
(2)				Numbers in this column represent shares of common stock that may be acquired within 60 days of the Measurement Date pursuant to the exercise or conversion of outstanding securities.
(3)				Acuitas Group Holdings, LLC is a limited liability company 100% owned by Terren S. Peizer. Total common stock beneficially owned consists of: (i) 29,064,175 shares of common stock; (ii) an aggregate of 206,489,207 shares of common stock issuable upon exercise of outstanding warrants; (iii) an aggregate of 18,055,557 shares of common stock issuable upon conversion of senior secured convertible notes (assuming the conversion of the entire principal amounts thereof at a conversion price equal to $0.36 per share and all accrued and unpaid interest thereon is paid in cash), and (iv) 18,055,557 shares of common stock issuable upon exercise of a warrant that would be issued in connection with the conversion of all of the amounts owed under the notes referenced in clause (iii). The address for Acuitas and Mr. Peizer is 200 Dorado Beach Drive, #3831, Dorado, Puerto Rico, 00646.
(4)				Former chairman of our board directors and chief executive officer.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Transactions with Related Persons
Pursuant to its charter, unless reviewed, approved and monitored by our board of directors or another duly authorized committee thereof consistent with Nasdaq’s listing rules, the audit committee of our board of directors reviews and approves all related person transactions that are reportable by us under applicable SEC rules or regulations, and monitors any such approved transactions on an ongoing basis. In reviewing, approving and monitoring such transactions, the audit committee obtains, or directs management to obtain on its behalf, all information that the audit committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, the audit committee reviews and discusses the transaction, and may discuss the transaction with management, our independent auditor and/or legal counsel, prior to approval of the transaction.
Related Transactions
Except as set forth below, since January 1, 2022, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years and in which any of our directors or executive officers or any holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
Keep Well Agreement and Private Placement Transaction
On April 15, 2022, the Company entered into a Master Note Purchase Agreement (the “Original Keep Well Agreement”) with Acuitas Capital LLC (“Acuitas Capital”), an entity indirectly wholly owned and controlled by Terren S. Peizer, the Company’s former Chief Executive Officer and Chairman. The Original Keep Well Agreement was amended on each of August 12, 2022 (the “First Amendment”), November 19, 2022 (the “Second Amendment”), December 30, 2022 (the “Third Amendment”), June 23, 2023 (the “Fourth Amendment”), October 31, 2023 (the “Fifth Amendment”) and March 28, 2024 (the “Sixth Amendment”). The Company refers to the Original Keep Well Agreement as amended to date as the “Keep Well Agreement” and to Acuitas Capital, together with its affiliates and any of its transferees under the Keep Well Agreement, as “Acuitas.” As of July 18, 2024, Acuitas beneficially owns 93.5% of the Company’s common stock.
The Keep Well Agreement provides for the issuance and sale by the Company to Acuitas of senior secured convertible notes (each, a “Keep Well Note” and collectively, the “Keep Well Notes”). In connection with each Keep Well Note sold by the Company, the Company agreed to issue to Acuitas a warrant to purchase shares of the Company’s common stock (each, a “Keep Well Warrant” and collectively, the “Keep Well Warrants”). If the holder of a Keep Well Notes converts any principal amount thereof and/or accrued interest into shares of the Company’s common stock, the Company also agreed to issue to such holder a five-year warrant (each, a “Conversion Warrant” and collectively, the “Conversion Warrants”) to purchase such number of shares of the Company’s common stock equal to (x) the amount converted divided by (y) the conversion price of the Keep Well Note then in effect, and the exercise price of each such warrant will be equal to the conversion price of the Keep Well Note then in effect, subject to adjustment.
The Keep Well Agreement contains customary covenants that must be complied with by the Company, including, among other covenants, restrictions on the Company’s ability to incur debt, grant liens, make certain investments and acquisitions, pay dividends, repurchase equity interests, repay certain debt, amend certain contracts, enter into certain asset sale transactions, and covenants that require the Company to, among other things, provide annual, quarterly and monthly financial statements, together with related compliance certificates, maintain its property in good repair, maintain insurance and comply with applicable laws. The Keep Well Agreement also includes a covenant that the Company’s consolidated recurring revenue be at least $11.0 million.
Commitment Shares. Pursuant to the terms of the Keep Well Agreement, the Company has issued to Acuitas an aggregate of 462,964 shares of the Company’s common stock (after giving effect to the 1-for-6 reverse stock split effected in July 2023).
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Keep Well Notes and Keep Well Warrants. Through the date this proxy statement is first being made available to the Company’s stockholders, the Company has sold Keep Well Notes in an aggregate principal amount of $23.5 million (some of which have been converted into shares of the Company’s common stock as described below) and Keep Well Warrants to purchase up to 50,398,821 shares of the Company’s common stock. As of the date this proxy statement is first being made available to the Company’s stockholders, Acuitas may, in its sole discretion, purchase from the Company, and the Company will issue and sell to Acuitas, up to an additional $10.5 million in principal amount of Demand Notes (as such term is defined below).
In connection with the closing of the Company’s public offering and concurrent private placement in November 2023, $16.2 million outstanding under Keep Well Notes (which represented the aggregate principal amount and accrued interest of all Keep Well Notes then outstanding, less $2.0 million) was converted into 18,054,791 shares of the Company’s common stock, and in connection therewith the Company issued to Acuitas a Conversion Warrant to purchase up to 18,054,791 shares of the Company’s common stock.
Amounts outstanding under Keep Well Notes issued under the Sixth Amendment are due upon demand of the holder (such Keep Well Notes, “Demand Notes”). Amounts outstanding under all other Keep Well Notes are due May 14, 2026, subject to acceleration for certain customary events of default, including for failure to make payments when due, breaches by the Company of certain covenants and representations in the Keep Well Agreement, defaults by the Company under other agreements related to indebtedness, the Company’s bankruptcy or dissolution, and a change of control of the Company.
At June 30, 2024, a total of $6.9 million, which includes $0.4 million of accrued paid-in-kind interest, was outstanding under Keep Well Notes. Keep Well Notes accrue interest based on the adjusted term SOFR for each interest period. At June 30, 2024, the effective weighted average interest rate for the Keep Well Notes was 21.07%.
Of the amount outstanding under Keep Well Notes at June 30, 2024, $4.6 million, which includes $0.1 million of accrued paid-in-kind interest, is evidenced by Demand Notes.
The Keep Well Notes are convertible into shares of the Company’s common stock at a conversion price equal to the lesser of (i) $0.36, and (ii) the greater of (a) the consolidated closing bid price of the Company’s common stock as reported on Nasdaq on the trading day that is immediately prior to the applicable conversion date of such note and (b) $0.12, subject to further adjustment in accordance with its terms.
As of the date this proxy statement is first being made available to the Company’s stockholders, there are outstanding Keep Well Warrants to purchase up to (a) 27,582,163 shares of the Company’s common stock with an exercise price equal to $0.3442, (b) 11,278,196 shares of the Company’s common stock with an exercise price equal to $0.266, and (c) 11,538,462 shares of the Company’s common stock with an exercise price equal to $0.26, in each case, subject to further adjustment in accordance with the terms of the Keep Well Warrant and the Sixth Amendment.

Keep Well Warrants issued by the Company in the future, if any, will have an initial exercise price equal to the consolidated closing bid price of the Company’s common stock as reported on Nasdaq immediately preceding the time the applicable Demand Note is deemed issued by the Company, subject to further adjustment in accordance with the terms of the Demand Warrant and the Sixth Amendment. In connection with each Demand Note issued by the Company, the Keep Well Warrant issued in connection therewith will be to purchase such number of shares of the Company’s common stock that results in 200% warrant coverage.
In addition to customary adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s common stock, the exercise price of the Keep Well Warrants and the number of shares of common stock issuable upon exercise thereof are subject to adjustment upon the occurrence of the events described below.
•    Adjustment at 2.5 Year Mark. On May 14, 2026, the exercise price of the Keep Well Warrants will be reduced to the greater of (i) $0.1584 per share and (ii) the lesser of (x) the then exercise price and (y) the lowest volume weighted average price of the Company’s common stock on any trading day during the five trading day period immediately before May 14, 2026.
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•    Alternative Exercise Price Following Certain Issuances. If we issue or sell, or enter into any agreement to issue or sell, any common stock, common stock equivalents, or rights, warrants or options to purchase shares of our capital stock or common stock equivalents that are issuable or convertible into or exchangeable or exercisable for shares of our common stock at a price which varies or may vary with the market price of our common stock (excluding customary adjustments in the event of stock dividends, stock splits, reorganizations or similar events), the holder will have the right, in its sole discretion, to substitute the variable price for the exercise price of the Keep Well Warrants.
•    Adjustment for Stock Combination Events. In the event of stock dividends, stock splits, reorganizations or similar events affecting the Company’s common stock (a “Stock Combination Event”), if the Event Market Price (as defined below) is less than the exercise price of the Keep Well Warrants then in effect (after giving effect to customary adjustments thereto as a result of the event), then on the 16th trading day immediately following the Stock Combination Event, the exercise price of the Keep Well Warrants will be reduced to the Event Market Price. “Event Market Price” means, with respect to any Stock Combination Event, the quotient determined by dividing (x) the sum of the volume weighted average price of the Company’s common stock for each of the five lowest trading days during the 20 consecutive trading day period ending and including the trading day immediately preceding the 16th trading day after the date of such Stock Combination Event, by (y) five.
•    Adjustment Upon Restricted Investor Subsequent Placement. If at any time prior to June 20, 2027, we (1) grant, issue or sell (or enter into any agreement to grant, issue or sell) any shares of common stock, non-convertible indebtedness and/or common stock equivalents to Acuitas that results in a reduction of the exercise price in accordance with the terms of the Keep Well Warrants, or (2) consummate (or enter into any agreement with respect to) any other financing with Acuitas (any transaction described in clause (1) or (2), other than certain exempt issuances, a “Restricted Transaction”) and the exercise price of the Keep Well Warrants is greater than the lowest volume weighted average price of the Company’s common stock on any trading day during the five trading day period immediately following the public announcement of such Restricted Transaction, then the exercise price of the Keep Well Warrants will be reduced to the lowest volume weighted average price on any trading day during such five trading day period.
•    Adjustment for Dilutive Issuances. If we issue (or enter into any agreement to issue) any shares of our common stock or common stock equivalents, excluding certain exempt issuances, for a consideration per share less than the exercise price of the Keep Well Warrants in effect immediately prior to such issuance or deemed issuance, then the exercise price of the Keep Well Warrants will be reduced to an amount equal to the consideration per share at which the common stock or common stock equivalents were issued or deemed issued.
•    Adjustment to Number of Shares Issuable Upon Exercise. Simultaneously with any adjustment to the exercise price on or prior to June 20, 2027, the number of shares of common stock issuable upon exercise will be increased or decreased proportionally, such that the aggregate exercise price of the Keep Well Warrants, after taking into account the adjustment in the exercise price, will be equal to the aggregate exercise price before the adjustment in the exercise price.
In the event of a fundamental transaction, as described in the Keep Well Warrants and which generally includes any reorganization, recapitalization or reclassification of the Company’s common stock, the sale, transfer or other disposition of all or substantially all of the Company’s properties or assets, the Company’s consolidation or merger with or into another person, the acquisition of more than 50% of the Company’s outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by the Company’s outstanding common stock, a holder of any of the Keep Well Warrants will be entitled to receive upon exercise thereof the kind and amount of securities, cash or other property that the holder would have received had it exercised the Keep Well Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Keep Well Warrants, in the event of certain fundamental transactions, the holder will be entitled to receive consideration in an amount equal to the Black Scholes Value (as defined in the Keep Well Warrants) of the Keep Well Warrants on the date of consummation of such transaction.
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Private Placement. Concurrent with the closing of the Company’s public offering in November 2023, in a private placement, the Company issued to Humanitario Capital LLC, an affiliate of Acuitas Capital, a pre-funded warrant to purchase up to 18,333,333 shares of the Company's common stock, at an exercise price of $0.0001 per share, and a warrant to purchase up to 36,666,666 shares of the Company's common stock, at an exercise price of $0.85 per share, subject to adjustment, for total consideration of $11.0 million. The consideration for the pre-funded warrant and warrant consisted of (a) $6.0 million that Acuitas previously delivered to the Company in June 2023 and September 2023 in accordance with the Keep Well Agreement (which $6.0 million was reclassified from restricted cash to unrestricted cash) and (b) $5.0 million of debt owed under the Keep Well Notes, which was cancelled.
Stockholders Agreement
Under the terms of the Keep Well Agreement, if Acuitas' beneficial ownership of the Company’s capital stock equals at least a majority of the voting power of the Company’s outstanding capital stock, Acuitas Capital and the Company agreed to enter into a stockholders agreement (the “Stockholders Agreement”) pursuant to which, during any period that Acuitas’ beneficial ownership of the Company’s capital stock equals at least 50% of the Company’s outstanding capital stock, Acuitas agreed to vote the shares of the Company’s common stock it beneficially owns (a) in favor of an amendment to the certificate of incorporation or bylaws of the Company that would require the Company’s board of directors to include not fewer than three independent directors at all times, (b) in favor of the election or re-election of independent directors nominated for election by the Company’s board of directors or by the nominating committee thereof unless the failure of a nominee to be elected or re-elected to the Company’s board of directors would not result in the Company having fewer than three independent directors following such election, and (c) against any proposal or action that would result in the Company’s board of directors having fewer than three independent directors at all times. In addition, under the Stockholders Agreement, the parties agreed that, during any period that such beneficial ownership of Acuitas affiliates equals at least 50% of the Company’s outstanding capital stock, the Company will not enter into any transaction between the Company or any of its affiliates, on the one hand, and Acuitas or any of its affiliates (excluding the Company and its affiliates), on the other hand, unless it is approved by a majority of the independent directors then serving on the Company’s board of directors. The Stockholders Agreement was entered into on February 21, 2023.

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REPORT OF THE AUDIT COMMITTEE
As more fully described in its charter, the audit committee assists our board of directors in its oversight of our corporate accounting and financial reporting process and interacts directly with and evaluates the performance of our independent registered public accounting firm.
In the performance of its oversight function, the audit committee reviewed our audited consolidated financial statements for the year ended December 31, 2023 and met with both management and our independent registered public accounting firm, EisnerAmper LLP (“EisnerAmper”), to discuss those consolidated financial statements. The audit committee discussed with EisnerAmper those matters related to the conduct of the audit that are required to be communicated by the independent registered public accounting firm to the audit committee under Auditing Standard 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”), including EisnerAmper’s judgments as to the quality, not just the acceptability, of our accounting principles. In addition, the audit committee reviewed and discussed with management the assessment of the effectiveness of our internal control over financial reporting.
The audit committee discussed with our independent registered public accounting firm the overall scope and plans for its audit. The audit committee met separately with our independent registered public accounting firm, without management present, to discuss the results of its audit, our internal controls and the overall quality of our financial reporting.
The audit committee received from EisnerAmper the required written disclosures and letter regarding its independence from Ontrak, as required by the PCAOB, and discussed with EisnerAmper its independence. The audit committee also reviewed and considered whether the provision of other non-audit services by EisnerAmper is compatible with maintaining its independence.
Based on these reviews and discussions, the audit committee recommended to our board of directors, and our board of directors approved, that our audited financial statements for the year ended December 31, 2023 be included in our annual report on Form 10-K, which was filed with the SEC on April 16, 2024.
It is not the duty of the audit committee to conduct audits, to independently verify management’s representations or to determine that our financial statements are complete and accurate, prepared in accordance with United States generally accepted accounting principles or fairly present our financial condition, results of operations and cash flows. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the audit committee is responsible for performing an independent audit of the consolidated financial statements, and for reporting the results of its audit to the audit committee. The audit committee reviews and monitors these processes. In giving its recommendation to our board of directors, the audit committee has expressly relied on (i) management’s representation that such financial statements have been prepared in conformity with United States generally accepted accounting principles and (ii) the report of our independent registered public accounting firm, with respect to such financial statements.
The Audit Committee
Richard A. Berman, Chairman
Michael E. Sherman
James M. Messina
The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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PROPOSAL 2
RATIFICATION OF AUDITORS PROPOSAL
The audit committee has selected EisnerAmper as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and has further directed that such selection be submitted for ratification by our stockholders at the Annual Meeting. EisnerAmper has served as our independent registered public accounting firm since 2018. The audit committee reviews the performance of the independent registered public accounting firm annually.
Neither our amended and rested bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. However, the audit committee is submitting the selection of EisnerAmper to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in our best interests and in the best interests of our stockholders. Representatives of EisnerAmper are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Auditor Fees
The following table presents the fees billed by EisnerAmper for our fiscal years ended December 31, 2023 and 2022:

	2023	2022
Audit fees (1)	$448,134	$367,988
All other fees (2)	63,808	—
Total	$511,942	$367,988
_________
(1) Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as comfort letters.
(2) Relates to legal fees incurred relating to the SEC/DOJ investigation (see Note 13 of the Notes to Consolidated Financial Statements in Part I, Item 8 of our annual report on Form 10-K for our fiscal year ended December 31, 2023).

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Public Accountant
Consistent with SEC policies regarding auditor independence, the audit committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.
Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the audit committee for approval.
1.    Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.
2.    Audit-Related services, if any, are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.
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3.    Tax services, if any, include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.
4.    Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.
Prior to engagement, the audit committee pre-approves these services by category of service. The fees are budgeted and the audit committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the audit committee requires specific pre-approval before engaging our independent registered public accounting firm.
The audit committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the audit committee at its next scheduled meeting.
Our board of directors unanimously recommends a vote “for” this proposal.

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PROPOSAL 3
STOCK INCENTIVE PLAN PROPOSAL
At the Annual Meeting, we are asking our stockholders to approve the Ontrak, Inc. Amended and Restated 2017 Stock Incentive Plan (the “A&R Plan”), a copy of which is attached to this proxy statement as Appendix A. The A&R Plan was approved by our board of directors on June 11, 2024, conditioned on and subject to obtaining stockholder approval of the A&R Plan.
The A&R Plan is an amended and restated version of the Ontrak, Inc. 2017 Stock Incentive Plan (the “Current Plan”).
The Current Plan will remain in place for the issuance of equity awards unless and until our stockholders approve the A&R Plan. If our stockholders approve the A&R Plan at the Annual Meeting, then the A&R Plan, and not the Current Plan, will govern equity awards granted after the Annual Meeting. In addition, stock options to purchase up to 59.2 million shares of our common stock have been granted under the A&R Plan, subject to approval of the A&R Plan by our stockholders. If our stockholders do not approve the A&R Plan, such stock options will be cancelled. See “—New Plan Benefits,” below. Moreover, if our stockholders do not approve the A&R Plan, then the A&R Plan will not become operative and instead the Current Plan will remain in place as-is and equity compensation awards will continue to be granted under the Current Plan, subject to its existing maximum share limit and expiration date. Regardless of whether or not the A&R Plan is approved by our stockholders, awards granted under the Current Plan will remain outstanding in accordance with their terms and will be governed by the Current Plan.
Why the A&R Plan is Important for Our Future Success
Our board of directors believes that having an equity incentive plan with an adequate number of shares available for future equity awards is necessary to promote the long-term success of the Company and the enhancement of stockholder value. As of the date this proxy statement is first being made available to stockholders, we expect that there will only be 579,751 shares available for issuance under the Current Plan (assuming that all awards outstanding as of such date are ultimately settled for their full number of shares and are not forfeited or modified), which our board of directors does not believe is adequate to promote the long-term success of the Company and the enhancement of stockholder value. The following points summarize why our board of directors strongly believes that the A&R Plan is essential for our future success:
•Achieving superior long-term results for our stockholders always has been one of our primary objectives and, therefore, it is essential that employees think and act like owners of the Company. Stock ownership helps enhance the alignment of the long-term economic interests of our employees with those of our stockholders. Accordingly, we have historically granted equity compensation awards to encourage alignment of the interests of our management, our employees and non-employee directors with the long-term economic interests of our stockholders.
•A critical factor in successfully achieving our business objectives and creating long-term value for our stockholders is the ability to provide long-term equity compensation to our management, our employees and members of our board of directors. Participation in our equity compensation plan rewards award recipients for performance by giving them an opportunity to participate in our growth, thereby further aligning their interests with those of our stockholders. Our direct competitors and our peer companies rely on equity compensation to attract and retain top talent in our industry and remain competitive. We believe that any failure by us to offer competitive levels of equity compensation in attracting and retaining management and our employees would have an adverse effect on our business.
•A balanced approach to executive compensation, using a mix of salaries, discretionary bonuses and long-term equity incentives, helps prevent management from making decisions that favor short-term results over longer-term stability and profitability. Without an equity incentive compensation plan with a
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sufficient share pool from which to grant long-term equity awards to our management, our employees and members of our board of directors, our ability to promote long-term results over short-term results would be hampered.
•At the record date for our 2023 annual meeting of stockholders held on September 28, 2023, and at September 30, 2023, there were approximately 4.9 million shares of common stock outstanding. At September 30, 2023, there were an additional approximately (a) 1.3 million shares of common stock in the aggregate underlying outstanding stock options (all of which were out-of-the-money) and RSUs, (b) 7.1 million shares of common stock underlying outstanding warrants, and (c) 8.0 million shares of common stock issuable upon conversion of outstanding Keep Well Notes (assuming a conversion price of $2.3864 per share and all accrued and unpaid interest is paid in cash).

As of July 18, 2024, we had approximately (a) 48.0 million shares of common stock outstanding, (b) 1.9 million shares of common stock underlying outstanding stock options (all of which were out-of-the-money and excluding the stock options granted under the A&R Plan that are subject to stockholder approval of the A&R Plan) and RSUs, (c) 252.7 million shares of common stock underlying outstanding warrants, and (d) 18.0 million shares of common stock issuable upon conversion of outstanding Keep Well Notes (assuming a conversion price of $0.36 per share and all accrued and unpaid interest is paid in cash).
Assuming we borrow the remaining $10.5 million under the Keep Well Agreement, (i) an additional 29.2 million shares in the aggregate would be issuable upon (a) the conversion of the Keep Well Notes issued in exchange for such $10.5 million (assuming a conversion price of $0.36 per share and all accrued and unpaid interest is paid in cash) and (b) the exercise of the Keep Well Warrants issued in connection with such borrowings, and (ii) additional Keep Well Warrants to purchase up to 47.2 million shares would be issued in connection with the conversion of such Keep Well Notes.
All warrants and Keep Well Notes may be exercised and converted, respectively, by the holders thereof in full at any time.
Accordingly, assuming (i) the exercise of all warrants outstanding as of July 18, 2024, (ii) the conversion of all Keep Well Notes outstanding as of July 18, 2024 (assuming a conversion price of $0.36 per share and all accrued and unpaid interest is paid in cash), (iii) the issuance of an additional $10.5 million of Keep Well Notes and the conversion thereof (assuming a conversion price of $0.36 per share and all accrued and unpaid interest is paid in cash), (iv) the exercise of the Keep Well Warrants issued in connection with the issuance of such Keep Well Notes, and (v) the exercise of the Keep Well Warrants issued in connection with the conversion of all Keep Well Notes, there would be approximately 450.0 million shares outstanding.
If the A&R Plan is approved by our stockholders, the initial 72,849,746 share pool reserve would represent 16.2% of such 450.0 million shares. If the A&R Plan is not approved by our stockholders, the sum of the equity awards outstanding as of June 18, 2024 and the 579,751 shares available for issuance under the Current Plan (assuming that all awards outstanding as of June 18, 2024 are ultimately settled for their full number of shares and are not forfeited or modified) would represent only 0.6% of such 450.0 million shares.
•Due to the decrease in the trading price of our common stock, equity awards previously granted to our employees and non-employee directors under the Current Plan have lost most, if not all, their retentive value.

Share Pool Reserve Under the A&R Plan
Upon the recommendation of our management, our compensation committee approved and recommended to our board of directors for approval, and our board of directors approved, an initial share pool reserve of
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72,849,746 shares of our common stock for issuance under the A&R Plan. The A&R Plan has an “evergreen” feature pursuant to which on the first day of each fiscal year beginning with January 1, 2025 and through and including January 1, 2034, 3% of the number of shares outstanding on the first day of the applicable fiscal year will be automatically added to the share pool reserve; provided that the number of shares that may be added pursuant to the evergreen feature each fiscal year will not exceed 13,500,000 or such lesser number determined by our board of directors.
Our equity compensation grants during the last three fiscal years, which is shown in the below table, along with our projected equity grant needs for the next four years were also considered in determining the initial share pool reserve under the A&R Plan. In determining the initial share pool reserve under the A&R Plan we assumed that no shares would be added to the share pool reserve under the annual evergreen feature.

	Number of Shares Subject to New Awards	Weighted Average of Year-End Outstanding Shares (Basic) (1)	New Award Shares as Percentage of Outstanding Shares
FY23	600,813	13,289,631	4.5%
FY22	675,904	3,994,962	16.9%
FY21	68,545	3,175,969	2.2%
Average	448,421	6,820,187	6.6%
__________

(1) Represents the sum of: (a) the number of shares of common stock outstanding at March 31 of the applicable year multiplied by 0.25; (b) the number of shares of common stock outstanding at June 30 of the applicable year multiplied by 0.25; (c) the number of shares of common stock outstanding at September 30 of the applicable year multiplied by 0.25; and (d) the number of shares of common stock outstanding at December 31 of the applicable year multiplied by 0.25.

The gross burn rate (shown in the far right column of the table above) is the gross number of shares subject to equity compensation awards granted in the applicable year divided by the weighted average number of shares of our common stock outstanding for the same year. Gross burn rate, unlike net burn rate, excludes the add-back of cancelled or forfeited equity awards in the calculation.
With respect to the outstanding awards referenced in the table above, the table below provides further details of outstanding awards as of July 18, 2024. The information in the table below does not reflect any of the stock option grants made in June 2024 under the A&R Plan that will be effective only if our stockholders approve the A&R Plan. See “—New Plan Benefits,” below.

Award Type	Shares	Weighted Average Per Share Exercise Price	Weighted Average Remaining Exercise Term
Stock Options	1,799,754	$3.49	2.5 years
Unvested Stock Awards	—	N/A	N/A
Restricted Stock Units	116,402	N/A	N/A
Total	1,916,156	$3.49	—
As of July 18, 2024, there were 47,967,725 shares of common stock outstanding and 579,751 shares were available for issuance under the Current Plan (assuming that all awards outstanding as of July 18, 2024 are ultimately settled for their full number of shares and are not forfeited or modified). Additional information on our equity compensation plans is available under the “Equity Compensation Plan Information” section of this proxy statement. As of July 18, 2024, the fair market value of a share of our common stock (based on the closing price of a share on that date) was $0.25 per share.
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The approximate dilutive impact of the A&R Plan on stockholders under different scenarios is shown in the below table (the figures represent a percentage of our basic number of shares outstanding as of the July 18, 2024 (47,967,725)).

Dilutive effect of the initial share pool reserve (72,849,746 /( 72,849,746 + number of shares outstanding on July 18, 2024))	60.3%
Dilutive effect of the initial share pool reserve plus the number of shares subject to awards issued under Current Plan outstanding as of July 18, 2024 ((72,849,746 + 1,916,156)/( number of shares outstanding on July 18, 2024 + 72,849,746 + 1,916,156))	60.9%
Dilutive effect of the initial share pool reserve plus the number of shares subject to awards issued under Current Plan outstanding as of July 18, 2024, assuming maximum number of shares are added to the A&R Plan under the evergreen provision over the 10 year term of the A&R Plan (72,849,746 + 1,916,156 + 135,000,000)/(number of shares outstanding on July 18, 2024 + 72,849,746 + 1,916,156 + 135,000,000))	81.4%
The approximate dilutive impact of the A&R Plan on stockholders under different scenarios is shown in the below table, assuming all warrants and all Keep Well Notes outstanding as of July 18, 2024 are exercised and converted, respectively. See “—Why the A&R Plan is Important for Our Future Success,” above for additional information regarding the approximate dilutive impact of the initial share pool reserve under the A&R Plan on stockholders after giving effect to potential issuances of securities under the Keep Well Agreement and the exercise and conversion thereof.

Dilutive effect of the initial share pool reserve, assuming all warrants and all Keep Well Notes outstanding as of July 18, 2024 are exercised and converted, respectively (72,849,746 /( 72,849,746 + number of shares outstanding on July 18, 2024 + 18,055,556 + 252,749,250))	18.6%
Dilutive effect of the initial share pool reserve plus the number of shares subject to awards issued under Current Plan outstanding as of July 18, 2024, assuming all warrants and all Keep Well Notes outstanding as of July 18, 2024 are exercised and converted, respectively ((72,849,746 + 1,916,156)/( number of shares outstanding on July 18, 2024 + 72,849,746 + 1,916,156 + 18,055,556 + 252,749,250))	19.0%
Dilutive effect of the initial share pool reserve plus the number of shares subject to awards issued under Current Plan outstanding as of July 18, 2024, assuming maximum number of shares are added to the A&R Plan under the evergreen provision over the 10 year term of the A&R Plan, and assuming all warrants and all Keep Well Notes outstanding as of July 18, 2024 are exercised and converted, respectively ((72,849,746 + 1,916,156 + 135,000,000)/( number of shares outstanding on July 18, 2024 + 72,849,746 + 1,916,156 + 135,000,000 + 18,055,556 + 252,749,250))	39.7%

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Highlights of Material Differences between the Current Plan and the A&R Plan
The following table highlights the material differences between the Current Plan and the A&R Plan:

	Current Plan	A&R Plan
Plan Share and Incentive Stock Option Grant Limits	Maximum 1,329,531 shares (not taking into account the annual increase under its evergreen provision and after giving effect to the 1-for-6 reverse stock split effected in July 2023)	Maximum 72,849,746 shares (not taking into account the annual increase under its evergreen provision)
Recovery of Compensation Policy	None	Contains provisions requiring awards granted under the A&R Plan to be subject to any recoupment of compensation policy that we adopt
Federal Income Tax Code Section 162(m)	Contained provisions (including annual per participant grant limit) intended to accommodate performance-based exemption under Section 162(m) of the Internal Revenue Code which has since been repealed	Removed provisions (including annual per participant grant limit) that were intended to accommodate the repealed performance-based exemption under Section 162(m) of the Internal Revenue Code
Plan Expiration Date	February 27, 2027	June 11, 2034
Key Features of the A&R Plan
Certain key features of the A&R Plan are summarized as follows:
•If approved by our stockholders, the A&R Plan will become effective upon such approval and no further awards will be issued under the Current Plan. If not terminated earlier by our board of directors, the A&R Plan will terminate on June 11, 2034.
•The A&R Plan has an initial share pool reserve of 72,849,746 shares of our common stock. The A&R Plan has an “evergreen” feature pursuant to which on the first day of each fiscal year beginning with January 1, 2025 and through and including January 1, 3034, 3% of the number of shares outstanding on the first day of the applicable fiscal year will be automatically added to the share pool reserve; provided that the maximum number of shares that may be added pursuant to the evergreen feature each fiscal year shall not exceed 13,500,000 or such lesser number determined by our board of directors.
•The A&R Plan will generally be administered by our board of directors or by a committee comprised solely of independent members of our board of directors, such as our compensation committee.
•Employees, consultants and members of our board of directors are eligible to receive awards.
•The Plan Administrator has the discretion to determine who receives awards and the terms and conditions thereof.
•The A&R Plan will permit the discretionary award of incentive stock options, non-qualified stock options, restricted stock units, restricted stock, restricted stock awards, and other stock-based awards.
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•Stock options and stock appreciation rights may not be granted at a per share exercise price below the fair market value of a share of our common stock on the date of grant.
•The maximum exercisable term of stock options and stock appreciation rights may not exceed 10 years.
•Awards are subject to recoupment of compensation policies (referred to as clawback policies) which have been adopted (including without limitation our Policy on Recovery of Erroneously Awarded Compensation dated November 29, 2023) or which may be adopted by the Company in the future.

Description of the A&R Plan
Background and Purpose of the A&R Plan. The purpose of the A&R Plan is to promote our long-term success and the enhancement of stockholder value by:
•encouraging ownership in the Company by key service providers whose long-term service is essential; and
•attracting and retaining key service providers to work for the benefit of the Company and to provide additional incentive for them to promote the success of the Company.
Eligibility to Receive Awards. Our employees, consultants and members of our board of directors and those of certain of our affiliated companies (collectively, “Participants”) are eligible to receive awards under the A&R Plan. The Plan Administrator will determine, in its discretion, award recipients. As of July 18, 2024, approximately 78 employees (including three executive officers) and three non-employee directors would be eligible to participate in the A&R Plan.
Shares Subject to the A&R Plan. The maximum number of shares of common stock that may be issued under the A&R Plan will be (i) 72,849,746 plus (ii) on the first day of each fiscal year beginning with January 1, 2025 and through and including January 1, 3034, an additional number of shares (equal to 3% of the total number of our shares outstanding on the first day of the applicable fiscal year) will be automatically added to the share reserve; provided that the maximum number of shares that may be added pursuant to this clause (ii) each fiscal year shall not exceed 13,500,000 or such lesser number determined by our board of directors. If, hypothetically the maximum number of shares (13,500,000) was added to the share pool reserve each year under the annual evergreen provision, then a maximum possible total of 207,849,746 shares could ultimately be issued under the A&R Plan (all of which could be potentially issued pursuant to the exercise of incentive stock options).
Shares underlying forfeited or terminated awards, or awards which are repurchased by the Company for a repurchase price that does not exceed what the award recipient paid for such shares, will become fully available again for issuance under the A&R Plan. If a stock right is exercised, in whole or in part, by tender of shares or if tax withholding obligations are satisfied by withholding shares, the number of shares deemed to have been issued under the A&R Plan will be the number of shares that were subject to the stock right (and not the net number of shares issued to the award recipient). The A&R Plan also imposes certain share grant limits that are intended to comply with the legal requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and which is discussed further below. No fractional shares may be issued under the A&R Plan.
Plan Administration. The A&R Plan will generally be administered by our board of directors or by a committee comprised solely of independent members of our board of directors, such as our compensation committee (the “Plan Administrator”). Subject to the terms of the A&R Plan, the Plan Administrator has the sole discretion, among other things, to (i) select the individuals who will receive awards; (ii) determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule); (iii) reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date of an award; (iv) buy out for a payment in cash or shares, a stock right previously granted and/or cancel any such
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stock right and grant in substitution therefor other stock rights, covering the same or a different number of shares and having an exercise price or purchase price per share which may be lower or higher than the exercise price or purchase price of the cancelled stock right, based on such terms and conditions as the Plan Administrator shall establish; and (v) interpret the provisions of the A&R Plan and outstanding awards.
To the extent permitted under applicable law, the Plan Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Plan Administrator and its delegates will be indemnified by the Company to the maximum extent permitted by applicable law for actions taken or not taken regarding the A&R Plan. In addition, the Plan Administrator may use the A&R Plan to issue shares under other plans or sub-plans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates.
Types of Awards.
The A&R Plan will permit the discretionary award of incentive stock options, non-qualified stock options, restricted stock units, restricted stock, restricted stock awards, and other stock-based awards. The vesting of awards can be based on either continuous service and/or performance goals. Awards are evidenced by a written agreement between the recipient and the Company.
Stock Options. A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The Plan Administrator will determine, among other terms and conditions, the number of shares covered by each stock option and the per share exercise price for the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant of the stock option. The fair market value of a share of our common stock for the purposes of pricing awards will be equal to the last closing price for our common stock as reported by NASDAQ on the date of determination.
Stock options granted under the A&R Plan may be either incentive stock options (“ISOs”) or non-qualified stock options (“NQSOs”). As required by the Code and applicable regulations, ISOs are subject to various limitations not imposed on NQSOs. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of the common stock on the date of grant, and such ISO must expire no later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a recipient that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust in which the participant is considered the sole beneficiary of the stock option while it is held in trust. In order to comply with Treasury Regulation Section 1.422-2(b), the A&R Plan provides that no more than 207,849,746 shares may be issued pursuant to the exercise of ISOs.
A stock option granted under the A&R Plan generally cannot be exercised until it becomes vested. The Plan Administrator establishes the vesting schedule of each stock option at the time of grant. The maximum term for stock options granted under the A&R Plan may not exceed 10 years from the date of grant although the Plan Administrator may establish a shorter period at its discretion.
The exercise price of each stock option granted under the A&R Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or net exercise, or through another method approved by the Plan Administrator. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise.
Stock Appreciation Rights (“SAR”). A SAR is the right to receive, upon exercise, an amount equal to the difference between the fair market value of the shares on the date of the SARs exercise and the aggregate exercise price of the shares covered by the exercised portion of the SAR. The Plan Administrator determines the terms of SARs, including the exercise price (provided that such per share exercise price cannot be less than the fair market value of a share of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term for SARs granted under the Plan may not exceed 10 years from the date of grant, subject to the discretion of the Plan Administrator to establish a shorter period. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the Plan Administrator may determine.
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Restricted Stock. A restricted stock award is the grant of shares of our common stock to a Participant and such shares may be subject to a substantial risk of forfeiture until specific conditions or goals are met. The restricted shares may be issued with or without cash consideration being paid by the Participant as determined by the Plan Administrator. The Plan Administrator also will determine any other terms and conditions of an award of restricted stock. In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such award, the Plan Administrator may impose whatever conditions to vesting it determines to be appropriate. During the period of vesting, the participant will not be permitted to transfer the restricted shares but will generally have voting and dividend rights (subject to vesting) with respect to such shares.
Restricted Stock Units. Restricted stock units are the right to receive an amount equal to the fair market value of the shares covered by the restricted stock unit at some future date after the grant. The Plan Administrator will determine all of the terms and conditions of an award of restricted stock units, including the vesting period. Upon each vesting date of a restricted stock unit, a Participant will become entitled to receive an amount equal to the number of shares indicated in the grant notice, or, if expressed in dollar terms, the fair market value of such number of shares on the settlement date. Payment for vested restricted stock units may be in shares of common stock or in cash, or any combination thereof, as the Plan Administrator may determine. Settlement of vested restricted stock units will generally occur at or around the time of vesting but the Plan Administrator may permit a participant to defer such compensation until a later point in time. Restricted stock units represent an unfunded and unsecured obligation for us, and a holder of a restricted stock unit has no rights other than those of a general creditor.
Limited Transferability of Awards. Awards granted under the A&R Plan generally are not transferrable other than by will or by the laws of descent and distribution. However, the Plan Administrator may in its discretion permit the transfer of awards other than ISOs, and the Plan Administrator will establish the terms and conditions of any permitted transfers.
Dividends and Dividend Equivalents. Any dividend equivalents distributed under the A&R Plan will not count against the A&R Plan’s maximum share limit. The A&R Plan also provides that dividend equivalents will not be paid or accrue on unexercised stock options or unexercised stock appreciation rights. Dividends and dividend equivalents may not be paid with respect to unvested awards (although they may accrue on such unvested Awards for payment upon vesting of the awards).
Termination of Employment, Death or Disability. The A&R Plan or award agreement generally determines the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, or disability, and the status of the award as vested or unvested, unless the award agreement or a Participant’s employment agreement or other agreement provides otherwise.
Adjustments upon Changes in Capitalization. In the event (i) the shares of our common stock are subdivided or combined into a greater or smaller number of shares; (ii) shares of our common shares are issued as a stock dividend on outstanding common stock; or (iii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares, then, the following shall each be appropriately and proportionately adjusted by the Plan Administrator:
•maximum number of shares that can be issued under the A&R Plan (including the ISO share grant limit and the automatic annual increase in the A&R Plan’s share reserve);
•number and class of shares issued under the A&R Plan and subject to each award;
•exercise prices of outstanding awards; and
•number and class of shares available for issuance under the A&R Plan.
Corporate Transactions. Under the A&R Plan, a “Corporate Transaction” occurs when the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or there is a sale of all or substantially all of the Company’s assets. If there is a Corporate Transaction, our board of directors, the Plan Administrator, or the board of directors of any surviving entity or acquiring entity may, in its discretion provide for:
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•the assumption, continuation or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Corporate Transaction occurs) of, or adjustment to, all or any part of the Awards;
•the acceleration of the vesting of all or any part of awards and the termination of any restrictions on all or any part of awards;
•the cancellation of all or any part of awards for a payment to the Participants; and
•the cancellation (with or without consideration) of all or any part of the Awards as of the closing of the Corporate Transaction; provided, that the Participants are notified that they must exercise or redeem their Awards (including, at the discretion of the Plan Administrator, any unvested portion of such Award) at or before the closing of the Corporate Transaction.
Term of the A&R Plan. If approved by stockholders, the A&R Plan will become effective upon such approval and will continue in effect until June 11, 2034, unless earlier terminated by our board of directors.
Governing Law. The A&R Plan will be governed by the laws of the State of Delaware (which is the state of our incorporation) except for conflict of law provisions.
Amendment and Termination of the A&R Plan. Our board of directors generally may amend or terminate the A&R Plan at any time and for any reason, except that it must obtain stockholder approval of amendments to the A&R Plan to the extent required by applicable laws, regulations or rules.
Certain Federal Income Tax Information
The following is a brief general summary, as of July 1, 2024, of the federal income tax consequences to the Company and to U.S. participants for awards granted under the A&R Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. We advise participants to consult with a tax advisor regarding the tax implications of their awards under the A&R Plan.
Incentive Stock Options. For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. If the participant disposes of the shares within the two-year or one-year periods referred to above, the participant will recognize ordinary income equal to the lesser of (i) the excess of the fair market value over the exercise price of the shares on the date of exercise, or (ii) the excess of the amount realized on the disposition over the exercise price for the shares. Any remaining gain or loss will be long-term or short-term capital gain or loss depending on whether the participant held the shares for more than one year. Utilization of losses is subject to special rules and limitations. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax amount exceeds the participant’s regular income tax for the year.
Non-Qualified Stock Options. A participant who receives a NQSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares would be short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Stock Appreciation Rights. No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received plus the fair market value of any shares received. Any additional gain or loss
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recognized upon any later disposition of any shares received would be a short- or long-term capital gain or loss, depending on whether the shares had been held by the participant for more than one year.
Restricted Stock. A participant will generally not have taxable income upon the grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to an election under Code Section 83(b). Instead, the participant will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares minus any amount paid for the shares.
Restricted Stock Units. No taxable income is generally reportable when unvested restricted stock units are granted to a participant. Upon settlement of restricted stock units which have vested, the participant will recognize ordinary income at the time(s) of settlement equal to the sum of the fair market value (on each settlement date) of any shares issued to the participant plus any cash received by the participant.
Income Tax Effects for the Company. We generally will be entitled to a tax deduction in connection with an award under the A&R Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a NQSO). However, Code Section 162(m) generally does not allow a publicly-held corporation to claim a federal income tax deduction for compensation that exceeds $1 million paid in any tax year to those employees who are subject to the Section 162(m) limitations. Additionally, as described below, Code Section 280G also can limit the Company’s to claim an income tax deduction.
Internal Revenue Code Section 409A. Section 409A of the Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Code are broad and may apply to certain awards available under the A&R Plan (such as restricted stock units). The intent is for the A&R Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Code to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such specified employee’s separation from service.
Internal Revenue Code Section 280G. For certain employees or other service providers, if a change in control of the Company causes an award to vest or become newly payable or if the award was granted within one year of a change in control of the Company and the value of such award or vesting or payment, when combined with all other payments in the nature of compensation contingent on such change in control, equals or exceeds the dollar limit provided in Code Section 280G (generally, this dollar limit is equal to three times the five year historical average of the employee’s annual compensation as reported on Form W-2), then the entire amount exceeding the employee’s average annual compensation will be considered to be an excess parachute payment. The recipient of an excess parachute payment must pay a 20% excise tax on this excess amount, for which the Company must withhold, and the Company cannot deduct the excess amount from its taxable income.
New Plan Benefits
All awards will be granted at the Plan Administrator’s discretion, subject to the limitations described in the A&R Plan. The table below sets for the number of shares subject to stock options granted under the A&R Plan to our executive officers, our non-employee directors, and our employees as a group (excluding our executive officers), as of the date this proxy statement is being first made available to our stockholders. All such stock options are subject to approval of the A&R Plan by our stockholders, and if such approval is not obtained, they will be cancelled.

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Name and Position	No. of Shares Subject to Options
Brandon H. LaVerne, Chief Executive Officer and Chief Operating Officer(1)	7,000,000
Mary Lou Osborne, President and Chief Commercial Officer(1)	5,000,000
James J. Park, Chief Financial Officer(1)	4,500,000
All current executive officers as a group	16,500,000
All non-employee directors as a group(2)	9,722,223
All employees as a group (excluding executive officers)(3)	32,950,000

______________
(1) This stock option was granted on June 21, 2024 and has an exercise price of $0.2227 per share, which was the closing price of our common stock on the date of grant. 50% of the number of shares subject to this stock option will vest on the one year anniversary of the date of grant and the balance of the shares will vest as equally as possible every six months thereafter over the next three years.

(2) Consists of three non-employee directors. See Proposal 4—Director Retention Plan Proposal, below, for additional information regarding these stock options.
(3) Consists of 74 employees. The number of shares subject to stock options granted to such employees range from 150,000 to 3,000,000. All these stock options were granted on June 12, 2024 and have an exercise price of $0.2310 per share, which was the closing price of our common stock on the date of grant, and 50% of the number of shares subject to each stock option will vest on the one year anniversary of the date of grant and the balance of the shares will vest as equally as possible every six months thereafter over the next three years.

Except for the stock options described in the table above, the specific benefits and amounts that will be received or allocated to participants under the A&R Plan are not presently determinable. Awards that were granted under the Current Plan in fiscal year 2023 to our named executive officers and non-employee directors are described in the sections of this proxy statement titled “Executive Compensation” and “Director Compensation,” respectively.

Existing Plan Benefits
The following table sets forth the number of shares subject to all stock options granted (irrespective of whether the stock option has been exercised or cancelled, or is still outstanding) through July 18, 2024 under the Current Plan. These share numbers do not reflect shares subject to other types of awards that have been granted to participants under the Current Plan.

Name and Position	No. of Shares Subject to Options
Brandon H. LaVerne, Chief Executive Officer and Chief Operating Officer	131,168
Mary Lou Osborne, President and Chief Commercial Officer	104,626
James J. Park, Chief Financial Officer	62,960
Terren S. Peizer, Former Chairman of the Board and Chief Executive Officer	—
All current executive officers as a group	298,754
All non-employee directors as a group	977,831
All employees as a group (excluding executive officers)	523,169

Our board of directors unanimously recommends a vote “for” this proposal.

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PROPOSAL 4
DIRECTOR RETENTION PLAN PROPOSAL
Background
On June 30, 2024, our compensation committee recommended to our board of directors, and our board of directors approved, subject to approval of our stockholders, a non-employee director retention plan (the “Director Retention Plan”) under which a non-statutory stock option was granted to purchase shares of our common stock to each of our non-employee directors. The number of shares of common stock subject to each stock option granted under the Director Retention Plan is set forth below. Each stock option was granted on June 30, 2024.

Name	No. of Shares Subject to Option
Michael E. Sherman, Chairman	4,166,667
Richard A. Berman	2,777,778
James M. Messina	2,777,778
All non-employee directors as a group	9,722,223
The stock options granted under the Director Retention Plan will be issued under the A&R Plan and none of the stock options granted under the Director Retention Plan may be exercised before the date on which the A&R Plan is approved by our stockholders. If our stockholders do not approve the A&R Plan or the Director Retention Plan, the stock options granted under the Director Retention Plan will be cancelled without consideration.
Each stock option granted under the Director Retention Plan has an exercise price of $0.2062 per share, which was the closing price of our common stock on the trading day immediately preceding the date of grant, and will vest as to 33% of the number of shares subject to each stock option on each of the one-, two- and three-year anniversaries of the date of grant, subject to continued service on our board of directors through the applicable vesting date.
Our compensation committee consulted with Cannae HR Solutions in connection with the Director Retention Plan.
Reasons for the Director Retention Plan
As discussed above under “Director Compensation,” our non-employee directors receive no cash compensation. All compensation to non-employee directors has been in the form of stock options and stock units. Each non-employee director has historically received a stock option grant upon joining the board, with an exercise price equal to the fair market value on the grant date and with a term of five years, subject to continuing service and attendance at the quarterly board meetings unless such absence is excused by the chairman of the board. Annually thereafter, non-employee directors have historically received a stock option grant as determined by the compensation committee. In addition, at our 2022 annual meeting of stockholders, our stockholders approved the grant of stock units to each non-employee director re-elected at that meeting.
We believe an all equity compensation structure for non-employee directors is atypical for companies comparable to ours. Cannae HR Solutions advised that comparable companies typically pay 50% of non-employee director compensation in cash.
Other than the annual stock option grant to our non-employee directors in January 2024 (which has an exercise price of $0.39 per share), all the stock options held by our non-employee directors have exercise prices significantly above the recent trading price of our common stock.
Our business environment, coupled with litigation matters affecting the Company, have been unusually challenging for the past two years and may remain challenging for an extended period of time. We experienced significant board turnover in 2022 and 2023, leading to an increased importance for retaining qualified, independent non-employee directors. Additionally, the legal and business challenges we have faced have made it difficult to recruit new qualified, independent individuals to our board of directors.
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The legal and business challenges we have faced have also resulted in significantly greater workload for our non-employee directors, particularly for the chairman of our board of directors. For example, the number of board and committee meetings has increased materially compared to years prior to 2022. Additionally, the chairman of our board of directors addresses Company business on a near daily basis, in addition to attending board and committee meetings. At the same time, the number of non-employee directors has decreased from seven at the end of 2021 to the current number of three.
Our compensation committee and board of directors believe that the combination of the increase in workload, absence of cash compensation and the significantly decreased value of equity awards held by non-employee directors makes retention of our non-employee directors standing for re-election a vital priority for the Company. For example, Nasdaq Stock Market listing rules require us to have an audit committee comprised of three independent directors. If we were to lose one of our non-employee directors and were not able to timely recruit a qualified replacement, we would fall out of compliance with Nasdaq Stock Market listing rules and eventually face delisting proceedings.
Moreover, our compensation committee and board of directors believe that the skills and experience of our current non-employee directors are important for navigation of our business environment and to address our current financial position, including our dependence on the Keep Well Agreement described under “Certain Relationships and Related Transactions, and Director Independence,” above. Our compensation committee and board of directors believe that these matters require an actively engaged and qualified board of directors comprised primarily of non-employee, independent directors, and that recruitment of new non-employee directors will be challenging for the Company at this time and for the foreseeable future.
In approving the Director Retention Plan and recommending that our stockholders approve it, our compensation committee and board of directors considered that:
•retention equity grants for non-employee directors expressly described as such are relatively uncommon;
•to avoid the increase in the overhang of outstanding equity awards resulting from the Director Retention Plan, we could have instead repriced existing stock options held by our non-employee directors to address the lost value of outstanding stock options they hold; and
•the number of shares subject to the stock options granted under the Director Retention Plan collectively represents approximately 20.3% of the outstanding shares of our common stock as of July 18, 2024, however, as discussed under the section titled “Why the A&R Plan is Important for Our Future Success” in proposal 3, above, the Company has existing instruments and financing arrangements that represent up to 450.0 million shares on a fully-diluted basis, and the number of shares subject to the stock options granted under the Director Retention Plan collectively would represent approximately 2.1% of the shares of this fully-diluted capitalization.
Our compensation committee and board of directors also considered the following mitigating circumstances:
•As discussed above, the effect on our ability to recruit qualified, independent individuals to our board of directors and the significantly greater workload for our three non-employee directors resulting from the legal and business challenges we have faced and may continue to face.
•As discussed above, that our non-employee directors receive no cash compensation, and all their compensation has historically been in the form of stock options and stock units.
•As discussed above, other than the annual stock option grant to our non-employee directors in January 2024 (which has an exercise price of $0.39 per share), all stock options our non-employee directors hold are significantly underwater and most have a low likelihood of coming into the money for at least the three-year vesting period of the stock options granted under the Director Retention Plan.
•That Cannae HR Solutions, the independent consultant engaged by our compensation committee for its opinion as to the reasonableness of the Director Retention Plan, expressed its opinion that the Director Retention Plan is reasonable and appropriate as a retention incentive for the reasons stated above.
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•Based on the closing stock price on June 18, 2024, the Black-Scholes values of the stock options granted under the Director Retention Plan were preliminarily estimated at $750,000 for the chairman of our board of directors and $500,000 for the other two non-employee directors, which amounts would be recognized as an expense over the requisite service period, which we expect to be three years. Accordingly, the annual expense for the stock options granted under the Director Retention Plan is reasonable in the view of our board of directors.
•The stock options granted under the Director Retention Plan will be issued under the A&R Plan (if the A&R Plan is approved by our stockholders) and therefore they do not result in additional dilution to our stockholders.
•The stock options granted under the Director Retention Plan have exercise prices equal to the fair market value of our common stock on the date of grant and therefore will result in realized value only when the price of our common stock increases from what it was on the date of grant, thereby further aligning the interests of our non-employee directors with those of our stockholders.
•While non-employee director compensation expressly described as a retention program is relatively uncommon, non-employee director compensation typically includes a retentive component appropriate for the company in question.
•The Director Retention Plan will be effective only if it and the A&R Plan are both approved by our stockholders.

Interests of Directors and Executive Officers
Because each of our non-employee directors will be receiving a stock option granted under the Director Retention Plan, each of them may be regarded as having conflicts of interest with respect to this proposal

Our board of directors unanimously recommends a vote “for” this proposal.

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PROPOSAL 5
SAY-ON-PAY PROPOSAL
At our 2018 annual meeting of stockholders, our board of directors recommended that our stockholders vote to hold an advisory vote on the compensation of our named executive officers (commonly referred to as the “say-on-pay” vote) every three years. Approximately 90% of the votes cast on that proposal were to hold the say-on-pay vote every three years, and in accordance with the foregoing, we hold the say-on-pay vote every three years. The say-on-pay vote is not intended to address any specific compensation item, but rather our overall approach to the compensation of our named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules in this proxy statement (which disclosure includes the related compensation tables included in the “Executive Compensation” section of this proxy statement).
Although the vote on this proposal is advisory, and therefore not binding on us our or our board of directors, our board of directors and its compensation committee value input from our stockholders and will consider the outcome of the vote in analyzing our approach to the compensation of our executive officers when making future executive compensation decisions. We last held a say-on-pay vote at our 2021 annual meeting of stockholders. Based on the votes cast for and against, our executive compensation program received support from 95% of the votes cast. Our board of directors and its compensation committee believe that this level of approval of our executive compensation program is indicative of our stockholders’ support of our compensation philosophy and goals as well as the overall administration of executive compensation by our board of directors and its compensation committee.
This advisory vote gives our stockholders the opportunity to approve or not approve our executive compensation programs and policies by voting on the following resolution:
“RESOLVED, that the stockholders of Ontrak, Inc. approve, on an advisory basis, the compensation paid to the company’s named executive officers as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion.”
The vote on this proposal will not be construed to create or imply any change to the fiduciary duties of our board of directors, or to create or imply any additional fiduciary duties for our board of directors. The approval or disapproval of this proposal by our stockholders will not require our board of directors to take any action regarding our executive compensation practices and will not alter any contractual obligations between us and any of our executive officers or other employees.
Our board of directors unanimously recommends a vote “for” this proposal.

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PROPOSAL 6
FREQUENCY OF SAY-ON-PAY PROPOSAL
In accordance with the requirements of Section 14A of the Exchange Act and related SEC rules, our stockholders are entitled to cast an advisory vote for their preference as to how frequently we should seek future advisory votes on the compensation of our named executive officers. By voting on this, stockholders may indicate whether they would prefer that we conduct future advisory votes on executive compensation every year, every two years or every three years.
After careful consideration of the various arguments supporting each frequency level, our board of directors believes that submitting the advisory vote on executive compensation to stockholders every three years is appropriate for our company and our stockholders at this time. Holding an advisory vote on executive compensation every three years will allow our stockholders to evaluate executive compensation on a more thorough, long-term basis than a more frequent vote. Too-frequent executive compensation advisory votes may encourage short-term analysis of executive compensation and annual or biennial executive compensation advisory votes also may not allow stockholders sufficient time to evaluate the effect of changes we make to executive compensation.
Stockholders are being asked for their views on the frequency of the advisory vote on executive compensation, and are not voting to approve or disapprove the recommendation of our board of directors. Although the vote on this proposal is advisory, and therefore not binding on us or our board of directors, our board of directors values input from our stockholders and will consider the outcome of the vote in determining the frequency of future advisory votes on executive compensation.
Stockholders may cast a vote on the preferred voting frequency by choosing the option of one year, two years, three years (or abstain from voting) when voting on the following resolution:
“RESOLVED, that the stockholders of Ontrak, Inc. determine, on an advisory basis, that the frequency with which the stockholders wish to have an advisory vote on the compensation of the company’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules is:
• Choice 1 - every three years;
• Choice 2 - every two years;
• Choice 3 - every year; or
• Choice 4 - abstain from voting.”
Our board of directors unanimously recommends a vote of “every three years” on this proposal.

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PROPOSAL 7
REVERSE STOCK SPLIT PROPOSAL
General
Our board of directors has adopted and is recommending that our stockholders approve an amendment to our amended and restated certificate of incorporation, as amended (our “certificate of incorporation”), to effect a reverse split of the issued shares of our common stock at a ratio that is not less than 1-for-2 and not greater than 1-for-15, without reducing the authorized number of shares of our common stock, with the exact ratio to be selected by our board of directors in its discretion, and to be effected, if at all, in the sole discretion of our board of directors at any time after stockholder approval of the amendment and before September 10, 2025 without further approval or authorization of our stockholders. If our stockholders approve this proposal, our board of directors will have authority to give effect to the reverse stock split. However, notwithstanding stockholder approval of this proposal, our board of directors may elect not to proceed with the reverse stock split if, at any time, our board of directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed with the reverse stock split. By voting in favor of this proposal, you are expressly also authorizing our board of directors to determine not to proceed with the reverse stock split in its sole discretion.
If the reverse stock split is implemented, at its effective time, the issued shares of our common stock immediately prior to the effective time will be combined and reclassified into a smaller number of shares such that, except for adjustments that may result from the treatment of fractional shares as described below, each of our stockholders will own one new share of our common stock for every 2 to 15 shares of our common stock owned by such stockholder immediately prior to the effective time of the reverse stock split, depending on the exact ratio approved by our board of directors.
A copy of the proposed form of certificate of amendment to our certificate of incorporation to effect the reverse stock split is attached as Appendix B to this proxy statement; provided, however, that the text of the form of the certificate of amendment attached as Appendix B is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary or advisable to effect the reverse stock split. Our board of directors determined that the proposed certificate of amendment is advisable and in the best interests of the Company and our stockholders and directed that the certificate of amendment be submitted for consideration by our stockholders at the Annual Meeting.
Reasons for the Reverse Stock Split; Potential Consequences of the Reverse Stock Split
Our primary reason for recommending the reverse stock split is based on our belief that the reverse stock split will likely be necessary to increase the bid price of our common stock to avoid having our common stock suspended and delisted from The Nasdaq Capital Market. Our common stock is publicly traded and listed on The Nasdaq Capital Market under the trading symbol “OTRK.” To maintain our listing, we must comply with the continued listing requirements of The Nasdaq Capital Market, which include a minimum bid price requirement of $1.00 per share.
On October 13, 2023, we received a letter from Nasdaq’s Listing Qualifications Department (the “Staff”) indicating that we no longer meet the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”) because the closing bid price for our common stock was less than $1.00 for the previous 30 consecutive business days. The letter had no immediate effect on the listing of our common stock on The Nasdaq Capital Market. Under Nasdaq listing rules, we had a 180-calendar day period, or until April 10, 2024, to regain compliance with the Minimum Bid Price Rule.
On April 11, 2024, we received a letter from the Staff notifying us that we had not regained compliance with the Minimum Bid Price Rule by April 10, 2024 and that our common stock would be scheduled for delisting from The Nasdaq Capital Market unless we timely requested a hearing before Nasdaq’s Hearings Panel (the “Panel”) to appeal the Staff’s delisting determination. We submitted a timely request for a hearing before the Panel. Our hearing request stayed the suspension and delisting of our common stock pending the decision of the Panel and the expiration of any additional time granted by the Panel.
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On May 17, 2024, the Panel notified us that, based on its review of the written record, which included our commitment to effect a reverse stock split if necessary to regain compliance with the Minimum Bid Price Rule, it determined to grant us a temporary exception until October 7, 2024 (the “Exception Period”) to regain compliance with the Minimum Bid Price Rule. The Panel granted the exception subject to us obtaining board of directors and stockholder approval of the reverse stock split and effecting the reverse stock split on or before specified dates that would enable us to demonstrate compliance with the Minimum Bid Price Rule by evidencing a closing bid price of $1.00 or more per share for a minimum of 10 consecutive trading sessions on or before October 7, 2024. The Panel advised us that during the Exception Period we must provide Nasdaq with prompt notification of any significant events that may affect our compliance with Nasdaq listing requirements, including any event that may call into question our ability to meet the terms of the exception granted by the Panel. The Panel also advised us that should we fail to meet any of the terms of the exception it granted us, our common stock will immediately be delisted.
If our stockholders approve this proposal and our board of directors continues to believe it is in our best interest and the best interests of our stockholders to proceed with the reverse stock split, our board of directors intends to effect the reverse stock split at the ratio within the range approved by our stockholders that our board of directors determines is likely to result in a bid price immediately after giving effect to the reverse stock split of between $3.00 and $4.00 per share and that would likely be sufficient to allow us to achieve compliance with the Minimum Bid Price Rule within the Exception Period and to maintain compliance for the longest period of time while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate trading market. However, even if the reverse stock split is effected, there can be no assurance that we will be successful in regaining compliance with the Minimum Bid Price Rule or that we will be able to satisfy all other continued listing requirements of The Nasdaq Capital Market and maintain the listing of our common stock on The Nasdaq Capital Market.
Our board of directors has considered, and will continue to consider, the potential harm to the Company and our stockholders should Nasdaq delist our common stock. Delisting of our common stock could adversely affect our ability to raise additional capital through sales of equity securities, which we have relied heavily on in the past to fund our operations. Delisting of our common stock may also significantly affect the ability of investors to trade our common stock and may negatively affect the value and liquidity of our common stock. Alternatives to listing on a national securities exchange, such as the OTCQB and the Pink markets operated by the OTC Markets Group Inc., are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our common stock on such markets. Many investors likely would not buy or sell shares of our common stock due to difficulty in accessing the OTCQB or Pink markets, policies preventing them from trading in securities not listed on a national securities exchange, or other reasons. In addition to a likely loss of interest on the part of institutional and other investors, delisting of our common stock from The Nasdaq Capital Market could cause a loss of confidence in the Company by existing or potential customers, service providers, vendors, and our employees, which could harm our business and prospects.
In addition, the reverse stock split may make our common stock a more attractive and cost-effective investment to a broader range of investors, which in turn, could improve the marketability and liquidity of our common stock. For example, the current market price of our common stock may prevent certain institutional investors, professional investors and other members of the investing public from purchasing our common stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current market price of our common stock can result in investors paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher.
Even if the reverse stock split is effected, the trading price of our common stock is influenced by a variety of factors, such as our business and financial performance, market conditions, the market perception of our prospects for future success, and other factors detailed in the periodic reports we file with the SEC including
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our most recent annual report on Form 10-K, and these other factors may adversely affect the trading price of our common stock. As a result, there can be no assurance that the reverse stock split, if implemented, will result in the intended or expected benefits described above, including a sustained increase in the trading price of our common stock. Additionally, we cannot assure you that the trading price per share of our common stock after the reverse stock split will increase in proportion to the reduction in the number of shares of our common stock outstanding before the reverse stock split. Accordingly, our overall market value after the reverse stock split (measured as the product of the number of outstanding shares of our common stock and the bid price per share) may be lower than our overall market value before the reverse stock split. Further, a reduction in number of shares outstanding as a result of the reverse stock split may lead to reduced trading and a smaller number of market makers for our common stock, which may impair the liquidity of our common stock. Reduced liquidity, or the perception thereof, may also adversely affect the trading price of our common stock.
Effects of the Reverse Stock Split
Generally
The reverse stock split will apply to all outstanding shares of our common stock and any shares of our common stock held in treasury, i.e., all “issued” shares. As of the record date for the Annual Meeting, we do not have any shares held in treasury. Based on 47,967,725 shares of our common stock issued as of the record date for the Annual Meeting, immediately following the reverse stock split, if implemented (without giving effect to rounding for fractional shares):
•    assuming a 1-for-5 reverse split ratio, we would have approximately 9,593,545 issued shares of common stock;
•    assuming a 1-for-10 reverse split ratio, we would have approximately 4,796,773 issued shares of common stock; and
•    assuming a 1-for-15 reverse split ratio, we would have approximately 3,197,849 issued shares of common stock.
The reverse stock split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest or any stockholder’s proportionate voting power, except that, as described below under “Fractional Shares,” holders of our common stock otherwise entitled to a fractional share as a result of the reverse stock split because they hold a number of shares not evenly divisible by the ratio at which the reverse stock split is implemented will automatically be entitled to receive an additional fraction of a share of our common stock to round up to the next whole share.
The reverse stock split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.
If the reverse stock split is effected, our common stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our common stock, and stock certificates, if any, with the old CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP number by following the procedures described below under “Procedures for Implementing the Reverse Stock Split – Stockholders of Record Holding Certificated Shares of our Common Stock.”
Our common stock is currently registered under the Exchange Act, and we are subject to the current and periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of our common stock under the Exchange Act. In addition, notwithstanding the decrease in the number of outstanding shares that will result if the reverse stock split is effected, our board of directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.
Our common stock would continue to be listed on The Nasdaq Capital Market under the symbol “OTRK” immediately following the reverse stock split.
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Effect on Authorized Shares of Common Stock
The reverse stock split will not change the number of authorized shares of our common stock. Because the number of issued shares of our common stock will decrease if the reverse stock split is effected, the number of shares of our common stock remaining available for issuance will increase. Currently, the number of authorized shares of our common stock is 500,000,000. Subject to limitations imposed by Nasdaq, the additional shares available for issuance may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, for acquisitions or for any other purpose that our board of directors determines to be in our best interest.
By increasing the number of authorized but unissued shares of our common stock, the reverse stock split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our board of directors. For example, it may be possible for our board of directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with our board of directors in opposing a takeover bid that our board of directors determines is not in the best interests of the Company or our stockholders. The reverse stock split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the reverse stock split may limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse stock split may have the effect of permitting our current management, including our current directors, to retain their position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with our operations. However, our board of directors is not aware of any effort to accumulate our common stock or otherwise to obtain control of the Company, and our board of directors has not approved the reverse stock split with the intent that it be utilized as a type of anti-takeover device.
Effect on Par Value of our Common Stock
The reverse stock split will not affect the per share par value of our common stock, which will remain at $0.0001.
Effect on Warrants and Convertible Securities
If the reverse stock split is effected, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise of outstanding warrants, and the per share conversion price and the number of shares issuable upon the conversion of securities entitling the holders to convert into shares of our common stock. This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of common stock being delivered upon such exercise or conversion, immediately following the reverse stock split as was the case immediately preceding the reverse stock split. No fractional shares will be issued upon the exercise of any outstanding warrant. In lieu of any fraction of a share to which a warrant holder would otherwise be entitled, we will either make a cash payment in respect of such fraction based on the adjusted exercise price per share of the warrant or round up to the next whole share in accordance with the terms of the particular warrant. The number of shares reserved for issuance pursuant to these securities, if any, will be proportionately adjusted based on the ratio at which the reverse stock split is implemented, subject to our treatment of fractional shares.
Effect on Preferred Stock
The reverse stock split will not affect the authorized number or par value of our preferred stock, which will remain at 50,000,000 and $0.0001, respectively. We currently have one series of preferred stock outstanding, which is designated as “9.50% Series A Cumulative Perpetual Preferred Stock” and which we refer to as our Series A preferred stock in this Reverse Stock Split Proposal.
If the reverse stock split is effected, the cap on the rate at which shares of our Series A preferred stock may be converted into shares of our common stock in the event of a Change of Control or Delisting Event (as such terms are described below) will be subject to pro rata adjustments as described in more detail below.
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Upon the occurrence of a Change of Control or Delisting Event, each holder of shares of our Series A preferred stock will have the right to exchange some or all of their shares of Series A preferred stock for a number of shares of our common stock per share of Series A preferred stock equal to the lesser of: (i) the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference per share of Series A preferred stock plus the amount of any accumulated and unpaid dividends (whether or not declared) by (ii) the Common Stock Price (as defined below); and (ii) 0.12755 shares of common stock (the “Share Cap”).
The Share Cap is subject to pro rata adjustments for stock splits, subdivisions or combinations with respect to our common stock, including the reverse stock split contemplated by this proposal. The Share Cap will be adjusted to be the number of shares of common stock that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to the applicable stock split, subdivision or combination by (ii) a fraction, the numerator of which is the number of shares of common stock outstanding after giving effect to such stock split, subdivision or combination, and the denominator of which is the number of shares of common stock outstanding immediately prior to such stock split, subdivision or combination. Accordingly, if the reverse stock split is effected, these proportionate adjustments will be effected. For illustrative purposes only, assuming that a 1-for-15 reverse stock split is effected and that there were 47,967,725 shares of our common stock outstanding immediately prior to the effective time of the reverse stock split, the Share Cap would be adjusted from 0.12755 shares of common stock to 0.0085, without giving effect to the treatment of fractional shares.
A “Change of Control” is generally deemed to occur when the following have occurred and are continuing: (i) a person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, of our stock entitling that person to exercise more than 50% of the total voting power of all our stock entitled to vote generally in the election of our directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (ii) following the closing of any transaction referred to clause (i), neither Ontrak nor the acquiring or surviving entity has a class of common securities listed on the New York Stock Exchange (“NYSE”), the NYSE American LLC (the “NYSE American”) or Nasdaq.
A “Delisting Event” is generally deemed to occur when the following have occurred and are continuing: (i) our Series A preferred stock is no longer listed on the NYSE, the NYSE American or Nasdaq; and (ii) Ontrak is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, but shares of our Series A preferred stock are still outstanding.
“Common Stock Price” is generally defined as (i) if the consideration to be received in a Change of Control by the holders of shares of our common stock is solely cash, the amount of cash consideration per share of common stock or (ii) if the consideration to be received in the Change of Control by holders of shares of our common stock is other than solely cash or in the event of a Delisting Event (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) for the 10 consecutive trading days immediately preceding, but not including, the effective date of the Change of Control as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Market Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the our common stock is not then listed for trading on a U.S. securities exchange.
The foregoing summary of the exchange right of the holders of our Series A preferred stock is qualified in its entirety by the terms of the certificate of designations of rights and preferences for our Series A preferred stock dated August 21, 2020, which is filed as an exhibit to our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on April 16, 2024.
Effect on our Equity Incentive Plans and Outstanding Awards
Under the terms of our 2017 Stock Incentive Plan (the “2017 Plan”) and, if approved by our stockholders at the Annual Meeting, our A&R Plan (together with the 2017 Plan, the “Equity Plans”), the number of shares of our
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common stock issuable upon exercise or vesting of all then outstanding stock options and other equity awards, if any, will be proportionately adjusted using the ratio at which the reverse stock split is implemented, and rounded down to the nearest whole share. The number of shares then reserved for issuance under the Equity Plans will also be reduced proportionately based upon the ratio at which the reverse stock split is implemented. In addition, the exercise price per share for each outstanding stock option will be increased in inverse proportion to the ratio at which the reverse stock split is implemented, such that upon exercise, the aggregate exercise price payable by the option holder to the Company for the shares subject to the option will remain approximately the same as the aggregate exercise price prior to the reverse stock split, subject to the terms of such securities.
Illustrations of Effect Based on Potential Reverse Stock Split Ratios
The following table set out approximate information, based on share information as of July 18, 2024, relating to our common stock based on potential reverse stock split ratios (without giving effect to the treatment of fractional shares):

	No. of Shares of Common Stock Authorized for Issuance	No. of Shares of Common Stock Issued (1)	No. of Shares of Common Stock Reserved for Future Issuance (2)	No. of Shares of Common Stock Authorized but Unissued and Unreserved
Pre-Reverse Stock Split	500,000,000	47,967,725	273,782,635	178,249,640
Post-Reverse Stock Split at 1-for-5	500,000,000	9,593,545	55,141,850	435,264,605
Post-Reverse Stock Split at 1-for-10	500,000,000	4,796,773	27,811,752	467,391,475
Post-Reverse Stock Split at 1-for-15	500,000,000	3,197,849	18,701,719	478,100,432
(1) We did not have any shares held in treasury as of July 18, 2024.
(2) The pre-reverse stock split number of shares reserved for future issuance is based on the following:
•252,749,520 shares of common stock issuable upon the exercise of outstanding warrants at a weighted average exercise price of $0.31 per share;
•18,055,557 shares of common stock issuable upon the conversion of outstanding senior secured convertible notes;
•1,799,754 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $3.49 per share;
•116,402 shares of common stock subject to outstanding restricted stock units;
•481,651 shares of common stock issuable upon exchange of our Series A preferred stock; and
•579,751 shares of common stock reserved for future grants of awards under the 2017 Plan.

Fractional Shares
We will not issue fractional shares in connection with the reverse stock split. Instead, holders of our common stock who otherwise would be entitled to receive a fractional share because they hold a number of shares not evenly divisible by the ratio at which the reverse stock split is implemented will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share, after all of the fractional interests of a holder have been aggregated. In any event, cash will not be paid for fractional shares.
Procedures for Implementing the Reverse Stock Split
If our stockholders approve this proposal, and if our board of directors determines that it is in our best interest and the best interests of our stockholders to implement the reverse stock split, we will file a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware to effect the reverse stock split at the ratio approved by our board of directors. In accordance with Nasdaq rules, we will publicly disclose the reverse stock split, including the ratio at which the reverse stock split will be implemented, by noon Eastern Time at least two business days before the anticipated market effective date. As of the effective time of the reverse stock split, each stock certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
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Stockholders of Record Holding Certificated Shares of our Common Stock
If the reverse stock split is effected, stockholders holding shares of our common stock in certificated form will be sent a transmittal letter by our transfer agent after the effective time of the reverse stock split. The letter of transmittal will contain instructions on how a stockholder should surrender their certificate(s) representing pre-split shares of our common stock to our transfer agent in exchange for certificates representing the appropriate number of shares of post-reverse stock split common stock. No certificates representing post-split shares of our common stock will be issued to a stockholder until such stockholder has surrendered to our transfer agent all of their certificates representing their pre-split shares, together with a properly completed and executed letter of transmittal. No stockholder will be required to pay a transfer or other fee to exchange their certificates representing pre-split shares of our common stock. Until surrendered, we will deem certificates representing pre-split shares of our common stock to be cancelled and only to represent the number of whole shares of post-split shares of our common stock to which these stockholders are entitled, subject to the treatment of fractional shares. If a certificate representing pre-split shares of our common stock bears a restrictive legend, the certificate issued in exchange therefor will bear the same restrictive legend. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. Upon receipt of a letter of transmittal from our transfer agent, stockholders are encouraged to promptly submit their stock certificates to our transfer agent in accordance with the instructions in the letter of transmittal to avoid having their shares possibly become subject to escheat laws. Stockholders should not destroy any stock certificate and should not submit any stock certificate unless and until requested to do so.
Stockholders of Record Holding Shares of our Common Stock in “Book-Entry” Form
If the reverse stock split is effected, stockholders who hold their shares of our common stock electronically in book-entry form with our transfer agent will not need to any take action to receive their shares of post-reverse stock split common stock (i.e., the exchange will be automatic).
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If the reverse stock split is effected, we do not expect stockholders who hold their shares through a broker, bank, or other nominee will need to take any action for their accounts to reflect the post-reverse split quantity of shares they hold. Brokers, banks, and other nominees who hold our common stock will process the reverse stock split for the beneficial owners of our common stock. Such brokers, banks, and other nominees may implement different procedures than those to be followed by registered stockholders for processing the reverse stock split, particularly with respect to the treatment of fractional shares. Stockholders who hold shares of our common stock in street name and who have questions regarding the procedures of their broker, bank or other nominee for processing the reverse stock split are encouraged to contact the organization holding their shares.
Accounting Matters
The reverse stock split will not affect the per share par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our consolidated balance sheet attributable to our common stock would be reduced proportionally based on the ratio at which the reverse stock split is implemented from its present amount, and the additional paid-in capital account would be increased by the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, would remain unchanged. Reported per share net income or loss would be higher because there would be fewer shares of our common stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.
Certain U.S. Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the reverse stock split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder of our common stock, which is a beneficial owner of our common stock that is either:
•    an individual citizen or resident of the United States;
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•    a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•    an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•    a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.
This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split.
This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. For example, this summary does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates or former citizens or residents, persons subject to the alternative or corporate minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons who acquired their shares or equity awards in connection with employment or other performance of services, (iii) persons who hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, or (iv) persons who do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address the Medicare tax on net investment income, tax considerations in respect of our preferred stock, or tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.
We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the reverse stock split, and there can be no assurance that the Internal Revenue Service will not challenge the statements and conclusions set forth below or that a court would not sustain any such challenge.
Stockholders should consult their own tax advisors concerning the particular U.S. federal tax consequences of the reverse stock split to them, as well as the consequences to them arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.
General Tax Treatment of the Reverse Stock Split
The reverse stock split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Certain filings with the Internal Revenue Service must be made by us and certain ‘significant holders” of our common shares in order for the reverse stock split to qualify as a reorganization. Assuming the reverse stock split qualifies as a reorganization, other
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than with respect to any U.S. holder that receives a full share in lieu of a fractional share, a U.S. holder generally will not recognize gain or loss upon the exchange of shares of our common stock for a lesser number of shares of our common stock, based upon the reverse stock split ratio.
A U.S. holder’s aggregate tax basis in the lesser number of shares of our common stock received in the reverse stock split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the reverse stock split. The holding period for the common stock received as a result of the reverse stock split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the reverse stock split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered for the shares of our common stock received pursuant to the reverse stock split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
As noted above, we will not issue fractional shares in connection with the reverse stock split. Instead, stockholders who would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the reverse stock split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share of common stock. The U.S. federal income tax consequences of the receipt of such an additional fraction of a share are not clear. A U.S. holder that receives a full share in lieu of a fractional share may be treated as though it received a distribution from us to the extent that the value of the full share exceeds the value of the fractional share the holder otherwise would have received. Such distribution would generally be a dividend to the extent of our current or accumulated earnings and profits. Any amount in excess of earnings and profits would generally reduce the holder’s basis their shares by the amount of such excess. The portion of the full share in excess of the fractional share would generally have a tax basis equal to the amount recognized as a dividend and the holding period for such share would begin on the date of the deemed distribution. Holders are urged to consult their own tax advisors as to the possible tax consequences of receiving an additional fraction of a share in the reverse stock split.
THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND DOES NOT CONSTITUTE A TAX OPINION. EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
Interests of Our Directors and Executive Officers
None of our directors or executive officers have any substantial interest, directly or indirectly, in this proposal except to the extent of their ownership of shares of our common stock and/or securities exercisable for shares of our common stock, which shares and securities would be subject to the same proportionate adjustment based on the ratio at which the reverse stock split is implemented as all other issued shares of our common stock and securities exercisable for or convertible into shares of our common stock.
Our board of directors unanimously recommends a vote “for” this proposal.

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PROPOSAL 8
ADJOURNMENT PROPOSAL
In this proposal, we are asking our stockholders to authorize us to adjourn the Annual Meeting to another time and place, if necessary or advisable, to solicit additional proxies if there are not sufficient votes to approve the Reverse Stock Split Proposal at the Annual Meeting. If our stockholders approve this proposal, we could adjourn the Annual Meeting without a vote on the Reverse Stock Split Proposal to solicit additional proxies and/or to seek to convince stockholders to change their votes in favor of such proposal.
If the Annual Meeting is adjourned, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the Annual Meeting or displayed, during the time scheduled for the Annual Meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the Annual Meeting by means of remote communication, which will be at https://web.lumiconnect.com/250638678. If the adjournment is for more than 30 days, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the Annual Meeting. In addition, if, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, notice of the adjourned meeting will be given to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
Our board of directors unanimously recommends a vote “for” this proposal.

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STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT NEXT ANNUAL MEETING
In accordance with our amended and restated bylaws, stockholders may submit director nominations and proposals on matters appropriate for stockholder action for consideration at next year’s annual meeting of stockholders. Under the advance notice provisions of our amended and restated bylaws, to be considered for inclusion in our proxy materials for next year’s annual meeting, a stockholder must submit his, her or its proposal or director nomination in writing such that it is received by our Corporate Secretary at our principal executive offices not (a) later than the close of business on June 12, 2025, which is the 90th day prior to the first anniversary of this year’s annual meeting (the “Annual Meeting Anniversary Date”), or (b) earlier than May 13, 2025, which is the 120th day prior to the Annual Meeting Anniversary Date. Director nominations that a stockholder intends to present at next year’s annual meeting but does not intend to have included in our proxy materials, must be received in writing by our Corporate Secretary at our principal executive offices within the same time period stated above. However, if the date of next year’s annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the Annual Meeting Anniversary Date, a stockholder’s notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the 10th day following the day on which public disclosure (as defined in our amended and restated bylaws) of the date of such annual meeting is first made. In order for a stockholder to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with next year’s annual meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of our amended and restated bylaws and must include the information in the notice required by our bylaws and by Rule 14a-19 of the Exchange Act.
Under Rule 14a-8 of the Exchange Act, in order for a stockholder proposal to be included in our proxy materials for next year’s annual meeting, we must receive such proposal at our principal executive offices no later than [●], 2025, which is 120 days before the anniversary of the date this proxy statement will be released to stockholders. However, if the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s annual meeting, then the deadline will be a reasonable time before we begin to print and send our proxy materials.
Stockholders are also advised to review our amended and restated bylaws, which contain additional requirements relating to stockholder proposals and director nominations, including who may submit them and what information must be included.
Our principal executive offices are currently located at 333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131.
If a stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting authority under proxies that we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.
HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single annual report and proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, or, if you share an address with another of our stockholders and are receiving multiple copies of annual reports and proxy statements but only wish to receive a single copy of such materials, you may:
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•if you are a stockholder of record, direct your written request to our transfer agent, Equiniti Trust Company, LLC (in writing: Attn: Proxy Dept., 6201 15th Avenue, Third Floor, Brooklyn, NY 11219, U.S.A.; or by telephone: in the United States, 1-800-PROXIES (1-800-776-9437) and outside the United States, 1-718-921-8500); or
•if you are not a stockholder of record, notify your broker.
We will promptly deliver, upon request, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. If you currently receive multiple copies of the proxy statement at your address and would like to request “householding” of these communications, please contact your broker if you are not a stockholder of record; or contact our transfer agent if you are a stockholder of record, using the contact information provided above.
OTHER MATTERS
As of the time this proxy statement is first being made available to our stockholders, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described in this proxy statement. If any other matter is properly presented at the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with the recommendation of our board of directors.
ANNUAL REPORT
A copy of our annual report on Form 10-K for the year ended December 31, 2023, including the financial statements and the financial statement schedules therein, as filed with the SEC will be furnished without charge upon written request to Corporate Secretary, c/o Ontrak, Inc., 333 S. E. 2nd Avenue, Suite 2000, Miami, FL 33131.

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Appendix A
ONTRAK, INC.

Amended and Restated 2017 Stock Incentive Plan
(Approved by the Board of Directors on June 11, 2024;
approved by the Company’s stockholders on [●])

1. DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Ontrak, Inc. Amended and Restated 2017 Stock Incentive Plan, have the following meanings:

“Administrator” means the Board, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

“Affiliate” means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

“Agreement” means an agreement between the Company and a Participant delivered pursuant to this Plan and pertaining to a Stock Right, in such form as the Administrator shall approve.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a Participant (a) dishonesty with respect to the Company or any Affiliate, (b) insubordination, substantial malfeasance or non-feasance of duty, (c) unauthorized disclosure of confidential information, (d) breach by a Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company or any Affiliate, and (e) conduct substantially prejudicial to the business of the Company or any Affiliate; provided, however, that any provision in an agreement between a Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede this definition with respect to that Participant. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended including any successor statute, regulation and guidance thereto.

“Committee” means the committee of the Board to which the Board has delegated power to act under or pursuant to the provisions of this Plan, the composition of which shall, to the extent needed, satisfy the provisions of Section 16 of the Exchange Act.

“Common Stock” means the Company’s common stock, $0.0001 par value per Share.

“Company” means Ontrak, Inc., a Delaware corporation.

“Consultant” means any natural person or entity who/which is an advisor or consultant that provides bona fide services to the Company or its Affiliates, provided that such services are not in connection with the offer or sale of securities in a capital raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s or its Affiliates’ securities.

“Director” means any person serving on the Board and/or on the board of directors/managers of any Affiliate.

“Disability” or “Disabled” means permanent and total disability as defined in Section 22(e)(3) of the Code.
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“Employee” means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as a Director or as an officer of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of one Share means:

(1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or, if not applicable, the last price of the Common Stock on the composite tape or other comparable reporting system for the trading day on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date;

(2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded on the applicable date and if such applicable date is not a trading day, the last market trading day prior to such date; and

(3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

“ISO” means an option intended to qualify as an incentive stock option under Section 422 of the Code.

“Non-Qualified Option” means an option which is not intended to qualify as an ISO.

“Option” means an ISO or Non-Qualified Option granted under this Plan.

“Participant” means an individual or estate or other entity that holds one or more Stock Rights. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

“Plan” means this Ontrak, Inc. Amended and Restated 2017 Stock Incentive Plan.

“Restatement Date” means June 11, 2024 which is the date that the Board approved this amendment and restatement of the Plan as set forth herein.

“Securities Act” means the Securities Act of 1933, as amended.

“Service” means service performed by a natural person or an entity to the Company or Affiliate in the capacity of an Employee, Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company or (ii) an Affiliate. The Administrator determines when Service commences and when Service terminates. The Administrator may determine whether any Company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Stock Rights, and the Administrator’s decision shall be final, conclusive and binding.

“Shares” means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Section 3. The Shares issued under the Plan may be authorized and unissued shares or shares of Common Stock held by the Company in its treasury, or both.

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“Stock-Based Award” means a grant by the Company under the Plan of an equity award or an equity based award which is not an Option or a Stock Grant.

“Stock Grant” means a grant by the Company of Shares under the Plan.

“Stock Right” means a right to Shares or the value of Shares of the Company granted pursuant to the Plan -- an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

“Survivor” means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2. PURPOSES OF THE PLAN.

This Plan is intended to encourage ownership of Shares by selected Employees, Directors, and/or Consultants in order to attract and retain such persons, to induce them to work for the benefit of the Company or of any Affiliate and to provide additional incentive for them to promote the success of the Company or of any Affiliate. This Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3. SHARES SUBJECT TO THE PLAN.

(a) The number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 72,849,746 Shares and (ii) the number of Shares provided under Section 3(b).

(b) On the first day of each fiscal year of the Company during the period beginning in fiscal year 2025, and ending on the second day of fiscal year 2034, the number of Shares that may be issued from time to time pursuant to the Plan, shall be increased by an amount equal to 3% of the total number of Shares outstanding on such first day of the applicable fiscal year. Notwithstanding the foregoing, the maximum number of Shares that may be added under this Section 3(b) each fiscal year shall not exceed 13,500,000 or a lesser number determined by the Board.

(c) If an Option ceases to be “outstanding”, in whole or in part (other than by exercise), or if the Company shall reacquire (at not more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued or reacquired Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company or an Affiliate’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Section 3(a) shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued. However, in the case of ISOs, the foregoing provisions shall be subject to any limitations under the Code.

4. ADMINISTRATION OF THE PLAN.

The Administrator of this Plan will be the Board, except to the extent the Board delegates its authority to the Committee, in which case the Committee shall be the Administrator.

Subject to the provisions of this Plan, the Administrator is authorized to:

(a) Interpret the provisions of this Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of this Plan;

(b) Determine which Employees, Directors and Consultants shall be granted Stock Rights;

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(c) Determine the number of Shares for which a Stock Right or Stock Rights shall be granted;

(d) Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

(e) Make changes to any outstanding Stock Right, including, without limitation, to reduce or increase the exercise price or purchase price, accelerate the vesting schedule or extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent or in the event of death of the Participant the Participant’s Survivors; and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, the annual vesting limitation contained in Section 422(d) of the Code and described in Section 6(b)(iv) with respect to ISOs and pursuant to Section 409A of the Code;

(f) Buy out for a payment in cash or Shares, a Stock Right previously granted and/or cancel any such Stock Right and grant in substitution therefor other Stock Rights, covering the same or a different number of Shares and having an exercise price or purchase price per Share which may be lower or higher than the exercise price or purchase price of the cancelled Stock Right, based on such terms and conditions as the Administrator shall establish and the Participant shall accept; and

(g) Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company, any Affiliate or to Participants or to otherwise facilitate the administration of this Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of not causing any adverse tax consequences under Section 409A of the Code and preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of this Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board may take any action under this Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board or the Committee may revoke any such allocation or delegation at any time. Notwithstanding the foregoing, only the Board or the Committee shall be authorized to grant a Stock Right to any Director or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

5. ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in this Plan; provided, however, that each Participant must be an Employee, Director or Consultant at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, Director or Consultant; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, Director or Consultant. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights or any grant under any other benefit plan established by the Company or any Affiliate for Employees, Directors or Consultants.

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6. TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

(a) Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

(i) Exercise Price: Each Option Agreement shall state the exercise price (per Share) of the Shares covered by each Option, which per Share exercise price shall be determined by the Administrator and shall be at least equal to the Fair Market Value on the date of grant of the Option.

(ii) Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

(iii) Vesting: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

(iv) Additional Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that: (A) the Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and (B) the Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

(v) Term of Option: Each Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

(b) ISOs: All of the Shares available for issuance under Section 3 may be issued pursuant to the exercise of ISOs. Each Option intended to be an ISO shall be issued only to an Employee who is deemed to be a resident of the United States for tax purposes, and shall be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

(i) Minimum Standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Section 6(a), except clause (i) and (v) thereunder.

(ii) Exercise Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code: (A) 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per Share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value on the date of grant of the Option; or (B) more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the exercise price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant of the Option.

(iii) Term of Option: For Participants who own: (A) 10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from
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the date of the grant or at such earlier time as the Option Agreement may provide; or (B) more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

(iv) Limitation on Annual Exercisability: The Option Agreements shall restrict the amount of ISOs which may become first exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined on the date each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7. TERMS AND CONDITIONS OF STOCK GRANTS.

Each Stock Grant to a Participant shall state the principal terms in an Agreement duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a) Each Agreement shall state the purchase price per Share, if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law, if any, on the date of the grant of the Stock Grant;

(b) Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c) Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant.

8. TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Administrator shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Administrator may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company. Each Agreement shall include the terms of any right of the Company including the terms of any vesting conditions, or events upon which Shares shall be issued. Under no circumstances may the Agreement covering stock appreciation rights (a) have an exercise price (per Share) that is less than the Fair Market Value on the date of the grant or (b) expire more than ten years following the date of grant.

The Company intends that this Plan and any Stock Rights granted hereunder be exempt from the application of Section 409A of the Code or meet the requirements of paragraphs (2), (3) and (4) of subsection (a) of Section 409A of the Code, to the extent applicable, and be operated in accordance with Section 409A so that any compensation deferred under any Stock Right (and applicable investment earnings) shall not be included in income under Section 409A of the Code. Any ambiguities in this Plan shall be construed to effect the intent as described in this Section 8.

9. POLICY ON RECOVERY OF COMPENSATION.

The Company may (i) cause the cancellation of any Stock Right, (ii) require reimbursement of any Stock Right by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies as may be adopted and/or modified from time to
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time by the Company (including without limitation the Company’s Policy on Recovery of Erroneously Awarded Compensation dated November 29, 2023, as the same may be amended from time to time) and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or a Stock Right Agreement or otherwise, in accordance with the Clawback Policy. By accepting a Stock Right, a Participant is also agreeing to be bound by the Company’s Clawback Policy which may be amended from time to time by the Company in its discretion (including without limitation to comply with applicable laws or stock exchange requirements) and is further agreeing that all of the Participant’s Stock Rights (and/or awards issued under any prior equity compensation plan) may be unilaterally amended by the Company to the extent needed to comply with the Clawback Policy.

10. EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee (in a form acceptable to the Administrator, which may include electronic notice), together with provision for payment of the aggregate exercise price in accordance with this Section 10 for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option (which signature may be provided electronically in a form acceptable to the Administrator), shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by this Plan or the Option Agreement. Payment of the exercise price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of Shares held for at least six months (if required to avoid negative accounting treatment) having an aggregate Fair Market Value equal as of the date of the exercise to the aggregate cash exercise price for the number of Shares as to which the Option is being exercised, or (c) at the discretion of the Administrator, by having the Company retain from the Shares otherwise issuable upon exercise of the Option, a number of Shares having an aggregate Fair Market Value equal as of the date of exercise to the aggregate exercise price for the number of Shares as to which the Option is being exercised, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b), (c) and (d) above or (f) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Section 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6(b)(iv).

11. PAYMENT IN CONNECTION WITH ISSUANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award requiring payment of a purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being granted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of Shares held for at least six months (if required to avoid negative accounting treatment) and having an aggregate Fair Market Value equal as of the date of payment to the total purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of
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the Administrator, by any combination of (a) and (b) above; or (d) at the discretion of the Administrator, by payment of such other lawful consideration as the Administrator may determine.

The Company shall when required by the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was made to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

12. RIGHTS AS A STOCKHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a stockholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or issuance of Shares as set forth in any Agreement, tender of the aggregate exercise or purchase price, if any, for the Shares being purchased and registration of the Shares in the Company’s Share register in the name of the Participant.

13. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement provided that no Stock Right may be transferred by a Participant for value. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Section 13. Except as provided above, during the Participant’s lifetime a Stock Right shall only be exercisable by or issued to such Participant (or his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

14. EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of Service before the Participant has exercised an Option, the following rules apply:

(a) A Participant who ceases to be an Employee, Director or Consultant (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Sections 15, 16, and 17, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of Service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

(b) Except as provided in Sections 14(c), 16 or 17, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

(c) The provisions of this Section 14, and not the provisions of Sections 16 or 17, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, Director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, Director status or consultancy, the Participant or the Participant’s Survivors
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may exercise the Option within one year after the date of the Participant’s termination of Service, but in no event after the date of expiration of the term of the Option.

(d) Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of Director status or termination of consultancy, but prior to the exercise of an Option, the Administrator determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

(e) A Participant to whom an Option has been granted under this Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Section 1), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, Director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide; provided, however, that, for ISOs, any leave of absence granted by the Administrator of greater than ninety days, unless pursuant to a contract or statute that guarantees the right to reemployment, shall cause such ISO to become a Non-Qualified Option on the 181st day following such leave of absence.

(f) Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under this Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an Employee, Director or Consultant.

15. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s Service is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

(a) All outstanding and unexercised Options as of the time the Participant is notified his or her Service is terminated for Cause will immediately be forfeited.

(b) Cause is not limited to events which have occurred prior to a Participant’s termination of Service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of Service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

16. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement:

(a) A Participant who ceases to be an Employee, Director or Consultant by reason of Disability may exercise any Option granted to such Participant to the extent that the Option has become exercisable but has not been exercised on the date of the Participant’s termination of Service due to Disability.

(b) A Disabled Participant may exercise the Option only within the period ending one year after the date of the Participant’s termination of Service due to Disability, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an Employee, Director or Consultant or, if earlier, within the originally prescribed term of the Option.

(c) The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If
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requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

17. EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement:

(a) In the event of the death of a Participant while the Participant is an Employee, Director or Consultant, such Option may be exercised by the Participant’s Survivors to the extent that the Option has become exercisable but has not been exercised on the date of death.

(b) If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an Employee, Director or Consultant or, if earlier, within the originally prescribed term of the Option.

18. EFFECT OF TERMINATION OF SERVICE ON STOCK GRANTS AND STOCK-BASED AWARDS.

In the event of a termination of Service for any reason before the Participant has accepted a Stock Grant, or Stock-Based Award and paid the purchase price, if required, such grant shall terminate.

For purposes of this Section 18 and Section 19, a Participant to whom a Stock Grant or a Stock-Based Award has been issued under this Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a Disability as defined in Section 1), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, Director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Section 18 and Section 19, any change of employment or other Service within or among the Company and any Affiliates shall not be treated as a termination of employment, Director status or consultancy so long as the Participant continues to be an Employee, Director or Consultant.

19. EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of Service for any reason , other than termination for Cause, death or Disability, for which there are special rules in Sections 20, 21 and 22, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant or Stock-Based Award as to which the Company’s forfeiture or repurchase rights have not lapsed.

20. EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s Service is terminated for Cause:

(a) All Shares subject to any Stock Grant or Stock-Based Award that remain subject to forfeiture provisions or as to which the Company shall have a repurchase right shall be immediately forfeited to the Company as of the time the Participant is notified his or her Service is terminated for Cause shall be immediately subject to repurchase by the Company at the lesser of their aggregate Fair Market Value or their total purchase price, thereof.

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(b) Cause is not limited to events which have occurred prior to a Participant’s termination of Service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of Service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then all Shares subject to any Stock Grant or Stock-Based Award that remained subject to forfeiture provisions or as to which the Company had a repurchase right on the date of termination shall be immediately forfeited to the Company.

21. EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, if a Participant ceases to be an Employee, Director or Consultant by reason of Disability to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable. The Administrator shall make the determination both as to whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

22. EFFECT ON STOCK GRANTS AND STOCK-BASED AWARDS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, in the event of the death of a Participant while the Participant is an Employee, Director or Consultant to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable. The proration shall be based upon the number of days accrued prior to the Participant’s date of death.

23. PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares shall have been effectively registered under the Securities Act, the Company shall be under no obligation to issue Shares under this Plan unless and until the following conditions have been fulfilled:

(a) The person who receives a Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person is acquiring such Shares for his or her own account, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person acquiring such Shares shall be bound by the provisions of the following legend (or a legend in substantially similar form) which shall be endorsed upon the certificate evidencing the Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

(b) At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued in compliance with the Securities Act without registration thereunder.

24. DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Rights which have not been accepted, the extent required under the applicable Agreement, will terminate and become null and void; provided, however, that if the rights of a
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Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock Right shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

25. ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

(a) Dividends and Stock Splits. If (i) the Shares shall be subdivided or combined into a greater or smaller number of Shares, (ii) the Company shall issue any Shares as a stock dividend on its outstanding Common Stock or the Company issues a dividend payable in a form other than Shares that has a material effect on the Fair Market Value, or (iii) additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares, each Stock Right and the number of Shares thereunder shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the exercise or purchase price per Share, to reflect such events. The number of Shares subject to the limitations in Sections 3(a) and 3(b) shall also be proportionately adjusted upon the occurrence of such events.

(b) Corporate Transactions. If the Company is to be consolidated with or acquired by another entity in a merger, consolidation, or sale of all or substantially all of the Company’s assets other than a transaction to merely change the state of incorporation (a “Corporate Transaction”), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding Shares in connection with the Corporate Transaction or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that such Options must be exercised (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Section 25(b)), within a specified number of days of the date of such notice, at the end of which period such Options which have not been exercised shall terminate; or (iii) terminate such Options in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of Shares into which such Option would have been exercisable (either (A) to the extent then exercisable or, (B) at the discretion of the Administrator, any such Options being made partially or fully exercisable for purposes of this Section 25(b)) less the aggregate exercise price thereof. For purposes of determining the payments to be made pursuant to Subclause (iii) above, in the case of a Corporate Transaction the consideration for which, in whole or in part, is other than cash, the consideration other than cash shall be valued at the fair value thereof as determined in good faith by the Board.

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall make appropriate provision for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares in connection with the Corporate Transaction or securities of any successor or acquiring entity. In lieu of the foregoing, in connection with any Corporate Transaction, the Administrator may provide that, upon consummation of the Corporate Transaction, each outstanding Stock Grant shall be terminated in exchange for payment of an amount equal to the consideration payable upon consummation of such Corporate Transaction to a holder of the number of Shares comprising such Stock Grant (to the extent such Stock Grant is no longer subject to any forfeiture or repurchase rights then in effect or, at the discretion of the Administrator, all forfeiture and repurchase rights being waived upon such Corporate Transaction).
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In taking any of the actions permitted under this Section 25(b), the Administrator shall not be obligated by this Plan to treat all Stock Rights, all Stock Rights held by a Participant, or all Stock Rights of the same type, identically.

(c) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company other than a Corporate Transaction pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding Shares, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the price paid upon such exercise or acceptance if any, the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

(d) Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Sections 25(a), 25(b), or 25(c), any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in Sections 25(a), 25(b), or 25(c). The Administrator or the Successor Board shall determine the specific adjustments to be made under this Section 25, including, but not limited to the effect of any, Corporate Transaction and, subject to Section 4, its determination shall be conclusive.

(e) Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Sections 25(a), 25(b), or 25(c) with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of any ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This Section 25(e) shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Section 6(b)(iv).

26. ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

Any dividend equivalents distributed under this Plan shall not be counted against any limits on the number of Shares in Section 3 of this Plan.

Dividend equivalents will not be paid or accrue on unexercised Options or unexercised stock appreciation rights.

Dividends and dividend equivalents may not be paid with respect to unvested Stock Rights (although they may accrue on such unvested Stock Rights for payment upon vesting of the Stock Rights).

27. FRACTIONAL SHARES.

No fractional Shares shall be issued under this Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional Shares equal to the Fair Market Value thereof.

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28. CONVERSION OF ISOS INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOS.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an Employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

29. WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the issuance of a Stock Right or Shares under this Plan or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings (or a great amount if required by applicable law) unless a different withholding arrangement, including the use of Shares or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the Shares withheld for purposes of payroll withholding shall be determined in the manner set forth under the definition of Fair Market Value provided in Section 1, as of the most recent practicable date prior to the date of exercise. If the aggregate Fair Market Value of the Shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

30. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such Shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such Shares are sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

31. TERMINATION OF THE PLAN.

This Plan will terminate on the day before the tenth anniversary of the Restatement Date. This Plan is subject to approval of Company stockholders before the first anniversary of the Restatement Date and this amendment and restatement of this Plan (and any Stock Rights issued under this Plan on or after the Restatement Date which are conditioned upon stockholder approval) will be null and void without such stockholder approval. This Plan may be terminated at an earlier date by vote of the stockholders or the Board; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination. Termination of this Plan shall not affect any Stock Rights theretofore granted.

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32. AMENDMENT OF THE PLAN AND AGREEMENTS.

This Plan may be amended by the stockholders of the Company. This Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under this Plan or Stock Rights to be granted under this Plan for favorable federal income tax treatment as may be afforded incentive stock options under Section 422 of the Code (including deferral of taxation upon exercise), and to the extent necessary to qualify the Shares issuable under this Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers; provided that any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any modification or amendment of this Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with this Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

33. EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or Director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or Director status or to give any Participant a right to be retained in employment or other Service by the Company or any Affiliate for any period of time.

34. SECTION 409A.

If a Participant is a “specified employee” as defined in Section 409A of the Code (and as applied according to procedures of the Company and its Affiliates) as of his or her separation from Service, to the extent any payment under this Plan or pursuant to the grant of a Stock Right constitutes deferred compensation (after taking into account any applicable exemptions from Section 409A of the Code), and to the extent required by Section 409A of the Code, no payments due under this Plan or pursuant to a Stock Right may be made until the earlier of: (i) the first day of the seventh month following the Participant’s separation from Service, or (ii) the Participant’s date of death; provided, however, that any payments delayed during this six-month period shall be paid in the aggregate in a lump sum, without interest, on the first day of the seventh month following the Participant’s separation from Service.

The Administrator shall administer this Plan with a view toward ensuring that Stock Rights under this Plan that are subject to Section 409A of the Code comply with the requirements thereof and that Options under this Plan be exempt from the requirements of Section 409A of the Code, but neither the Administrator nor any member of the Board , nor the Company nor any of its Affiliates, nor any other person acting hereunder on behalf of the Company, the Administrator or the Board shall be liable to a Participant or any Survivor by reason of the acceleration of any income, or the imposition of any additional tax or penalty, with respect to a Stock Right, whether by reason of a failure to satisfy the requirements of Section 409A of the Code or otherwise.

35. INDEMNITY.

Neither the Board nor the Administrator, nor any members of either, nor any employees of the Company or any parent, subsidiary, or other Affiliate, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with their responsibilities with respect to this Plan, and the Company hereby agrees to indemnify the members of the Board , the members of the Committee, and the employees of the Company and its parent or subsidiaries in respect of any claim, loss, damage, or expense (including reasonable counsel fees) arising from any such act, omission, interpretation, construction or determination to the full extent permitted by law.

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36. GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

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Appendix B
Proposed Form of Certificate of Amendment to
Amended and Restated Certificate of Incorporation

*****

CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF ONTRAK, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

Ontrak, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Corporation’s Amended and Restated Certificate of Incorporation filed with the Secretary of State on October 28, 2019, as amended by the Certificate of Amendment thereto filed with the Secretary of State on July 6, 2020, the Certificate of Amendment thereto filed with the Secretary of State on February 21, 2023, the Certificate of Amendment thereto filed with the Secretary of State on July 27, 2023, and the Certificate of Designations of Rights and Preferences filed with the Secretary of State on August 21, 2020 and Amendment No. 1 to Certificate of Designations of Rights and Preferences filed with the Secretary of State on October 15, 2020 (as amended to date, the “Certificate of Incorporation”).

SECOND: The Certificate of Incorporation is hereby amended by deleting paragraph 3 of Article Fourth thereof in its entirety and substituting in lieu thereof a new paragraph 3 of Article Fourth, which shall read in its entirety as follows:

“3. Effective at [___] [a.m./p.m.] Eastern Time on [______], 202[_](1) (the “Effective Time”), every [____] [(__)](2) shares of Common Stock issued and outstanding or held by the Corporation in treasury stock, in each case immediately prior to the Effective Time, shall automatically be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock without any further action by the Corporation or the holder thereof (the “Reverse Stock Split”); provided, however, that no fractional shares of Common Stock shall be issued as a result of the Reverse Stock Split. In lieu thereof, any holder of Common Stock who would otherwise be entitled to a fractional share of Common Stock created as a result of the Reverse Stock Split (after taking into account all fractional share interests of the holder resulting from the Reverse Stock Split) shall be entitled to receive one (1) whole share of Common Stock. Any stock certificate that, immediately prior to the Effective Time, represented shares of Common Stock (an “Old Certificate”) shall thereafter, automatically and without the necessity of presenting the same for exchange, represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined and reclassified, subject to the treatment of fractional share interests described above; provided, however, that each holder of record holding an Old Certificate shall receive, upon surrender of such certificate, a new certificate evidencing and representing the number of shares of Common Stock after the Effective Time into which the shares of Common Stock formerly represented by the Old Certificate shall have been combined and reclassified, subject to the treatment of fractional share interests described above. The Reverse Stock Split shall have no effect on the number of authorized shares designated as Common Stock, the number of authorized shares designated as Preferred Stock or the respective par values per share thereof, in each case as set forth in paragraph 1 of this Article Fourth.”
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THIRD: The amendment to the Certificate of Incorporation set forth in this Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FOURTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this [___] day of [___________], 202[__].

Ontrak, Inc.

By:          Name: Title:

(1) By approving the Reverse Stock Split Proposal, the stockholders of the Corporation are authorizing the Corporation’s board of directors to determine, in its sole discretion, whether to implement a reverse stock split described in the Reverse Split Proposal and the time and date on which to effect the reverse stock split, if any; provided, however, that such time and date are after stockholder approval of the Reverse Stock Split Proposal and at or before 11:59 p.m. Eastern Time on the day before the one-year anniversary of the date of such stockholder approval. The Certificate of Amendment filed with the Secretary of State of the State of Delaware, if any, will set forth such time and date approved by the Corporation’s board of directors in the event the Corporation’s board of directors elects, at its sole discretion, to implement the reverse stock split.
(2) By approving the Reverse Stock Split Proposal, the stockholders of the Corporation are approving the combination of any whole number of shares of Common Stock between and including two (2) and fifteen (15) into one (1) share of Common Stock, with such whole number to be determined by the Corporation’s board of directors in its sole discretion. The Certificate of Amendment filed with the Secretary of State of the State of Delaware, if any, would set forth such number between and including two (2) and fifteen (15) approved by the Corporation’s board of directors.
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2024 ANNUAL MEETING OF STOCKHOLDERS OF

ONTRAK, INC.

September 10, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING:
The Notice of Meeting, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023 are available at the following website:
http://www.astproxyportal.com/ast/27474/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20330333403003001000 0 091024

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4, 5, 7, 8, AND 3 YEARS FOR PROPOSAL 6.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Michael E. Sherman
- ○ Richard A.Berman
- ○ James M. Messina

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To ratify of the appointment of EisnerAmper LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024.	☐	☐	☐
3. To approve the Company's Amended and Restated 2017 Stock Incentive Plan.	☐	☐	☐
4. To approve the Company's non-employee director retention plan.	☐	☐	☐
5. To approve, on an advisory basis, the compensation paid to the Company's named executive officers .	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
6. To Indicate, on an advisory basis, the preferred frequency of holding an advisory vote on compensation of the Company's named executive officers.	☐	☐	☐	☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

2024 Proxy Statement | Page 85

ONTRAK, INC.

0

333 S.E. 2nd Avenue, Suite 2000

Miami, FL 33131

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 10, 2024, AT 10:00 A.M. (PACIFIC TIME),
AND ANY POSTPONEMENT, CONTINUATION OR ADJOURNMENT THEREOF

The shares of common stock you hold in your account will be voted as you specify on the reverse side of this proxy card. If no choice is specified, the proxy will be voted "FOR" the election of all the nominees listed in Proposal No. 1, "FOR" Proposal No. 2, "FOR" Proposal No. 3, "FOR" Proposal No. 4, "FOR" Proposal No. 5, "3 YEARS" for Proposal No. 6, "FOR" Proposal No. 7, and "FOR" Proposal No. 8, as described on the reverse side of this proxy card.

By signing this proxy, the undersigned hereby appoints Brandon H. LaVerne as attorney and proxy of the undersigned, with full power of substitution, to vote all of the shares of common stock of Ontrak, Inc. which the undersigned may be entitled to vote at the 2024 Annual Meeting of Stockholders of the Company to be held virtually at https://web.lumiconnect.com/250638678 (password: ontrak2024), on Tuesday, September 10, 2024, at 10:00 a.m. (Pacific Time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting and any postponements, continuations or adjournments of the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL NOMINEES LISTED IN PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2, "FOR" PROPOSAL NO. 3, "FOR" PROPOSAL NO. 4, "FOR" PROPOSAL NO. 5, "3 YEARS" FOR PROPOSAL NO. 6, "FOR" PROPOSAL NO. 7, AND "FOR" PROPOSAL NO. 8, AS MORE SPECIFICALLY DESCRIBED IN THE COMPANY'S PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENTS, POSTPONEMENTS OR CONTINUATIONS THEREOF.

RECEIPT OF NOTICE OF THE ANNUAL MEETING AND PROXY STATEMENT IS HEREBY ACKNOWLEDGED, AND THE TERMS OF THE NOTICE AND PROXY STATEMENT ARE HEREBY INCORPORATED BY REFERENCE INTO THIS PROXY. THE UNDERSIGNED HEREBY REVOKES ALL PROXIES HERETOFORE GIVEN FOR SAID MEETING OR ANY AND ALL ADJOURNMENTS, POSTPONEMENTS AND CONTINUATIONS THEREOF.

1.1

14475

(Continued and to be signed on the reverse side)

2024 Proxy Statement | Page 86